Exhibit 2.1

SHARE EXCHANGE AND ASSET TRANSFER AGREEMENT

THIS SHARE EXCHANGE AND ASSET TRANSFER AGREEMENT is made and entered into as of December 16, 2025 (this “Agreement”) by and among SRx Health Solutions, Inc., a Delaware corporation (“SRXH”), EMJ Crypto Technologies Inc., an Ontario corporation (“EMJC”), CCC Crypto Corp, a Delaware corporation (“DelawareCo”, and together with EMJC, the “Acquired Securities Issuers” and each an “Acquired Securities Issuer”), 2771298 Alberta ULC, an Alberta unlimited liability corporation and direct wholly-owned subsidiary of SRXH (“CallCo”), 1001440571 Ontario Inc., a corporation organized under the laws of Ontario, Canada and direct wholly-owned subsidiary of CallCo (“ExchangeCo”) and the Persons listed on Schedule I hereto (the “Transferors”). SRXH, EMJC, DelawareCo, CallCo, ExchangeCo and each Transferor are each a “Party” and referred to collectively herein as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A.

WHEREAS, each Transferor owns those Acquired Securities and/or Acquired IP Assets (together, the “Acquired Assets”) set forth opposite such Transferor’s name on Schedule I hereto;

WHEREAS, Transferors desire to transfer to SRXH and ExchangeCo, and SRXH and ExchangeCo desire to acquire from Transferors, a direct or indirect interest in all of the Acquired Assets in exchange for SRXH Common Shares or Exchangeable Shares, as applicable, resulting in (i) DelawareCo becoming a direct wholly-owned Subsidiary of SRXH; (ii) EMJC becoming a direct wholly-owned subsidiary of ExchangeCo and indirect wholly-owned subsidiary of SRXH; and (iii) SRXH directly holding a 32.50% interest in the IP Assets (the “Acquired IP Assets”), in each case on the terms and conditions set forth herein;

WHEREAS, the Parties intend that, for U.S. federal income Tax purposes, (i) the Share Exchange by the DelawareCo Transferors in exchange for shares of SRXH Common Stock constitute a tax-deferred reorganization within the meaning of Section 368(a) of the Code; (ii) this Agreement be, and is hereby adopted as, a “plan of reorganization” within the meaning of the Treasury Regulations Section 1.368-2(g) and 1.368-3(a); (iii) the Exchangeable Shares constitute voting common stock of SRXH for U.S. federal income tax purposes; and (iv) the Contemplated Transactions, together with all concurrent contributions of cash or other property to SRXH in exchange for SRXH Common Stock or other SXRH equity securities, considered collectively as a single integrated transaction, constitute a tax-deferred exchanged under Section 351(a) of the Code; and

WHEREAS, the board of directors of SRXH (i) has determined that this Agreement and the Contemplated Transactions to which SRXH is or will be a party are fair to, and in the best interests of, SRXH and its stockholders, (ii) has approved, adopted and declared advisable this Agreement and the Contemplated Transactions to which SRXH is or will be a party and (iii) has determined to recommend that the SRXH Stockholders vote to approve the SRXH Stockholder Approval Matters;

WHEREAS, the Parties intend to provide certain Transferors with the opportunity to exchange Acquired Securities for Exchangeable Shares on a tax-deferred basis for Canadian Tax purposes;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
THE ACQUISITIONS

1.1 The Acquisition.

(a) Share Exchange. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the DelawareCo Transferors shall transfer and convey to SRXH, and SRXH shall acquire from the DelawareCo Transferors, 100% of the DelawareCo Issued Share Capital, free from all Encumbrances, and (ii) Eric M. Jackson shall transfer and convey to ExchangeCo, and ExchangeCo shall acquire from Eric M. Jackson, 100% of the EMJC Issued Share Capital, free from all Encumbrances (the “Share Exchange”). The Acquired Securities shall be transferred with all rights attaching to them at Closing or subsequently, including the rights to receive all dividends and other distributions declared, made or paid on the Acquired Securities after Closing. Each Securities Transferor hereby waives any rights of preemption or other restrictions on transfer in respect of the Acquired Securities, whether conferred by the organizational documents of the subject entity or otherwise, in respect of the transfers of the Acquired Securities contemplated by this Agreement, and approves such transfer for the purposes of its organizational documents or otherwise.

(b) Asset Transfer. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Asset Transferors shall assign, transfer, convey and deliver to SRXH, and SRXH shall acquire from the Asset Transferors, all of the Asset Transferors’ right, title and interest in, to and under the Acquired IP Assets, free and clear of any Encumbrances (the “Asset Transfer” and together with the Share Exchange the “Acquisition”).

1.2 Closing. Unless this Agreement has been terminated and the Contemplated Transactions have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article 8, the consummation of the Acquisition (the “Closing”) will take place at the offices of Meister Seelig & Fein PLLC, 125 Park Avenue, 7th Floor, New York, New York 10017, as soon as possible (but in any event no later than five (5) Business Days) after satisfaction or waiver of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such condition), or at such other time, date and place as the Parties may mutually agree in writing or remotely via the exchange of electronic copies of documents and signatures. The date on which the Closing actually takes place is referred to as the “Closing Date.”

1.3 SRXH Name Change. Unless otherwise determined by EMJC, SRXH and EMJC will take any and all action necessary to change SRXH’s name to “EMJX, Inc.” effective immediately following the Closing.

1.4 Acquisition Consideration.

(a) Aggregate Consideration. The Acquired Assets, composed of the Acquired Securities and the Acquired IP Assets, will collectively be transferred to SRXH or ExchangeCo, as applicable, by each Transferor in exchange for such number of duly authorized, validly issued, fully paid and non-assessable SRXH Common Shares, Exchangeable Shares or Pre-Funded Warrants, as applicable, as is equal to the Aggregate Consideration multiplied by such Transferor’s Allocation Percentage, rounded to the nearest whole share of SRXH Common Stock or Exchangeable Shares (after aggregating all fractional SRXH Common Shares or Exchangeable Shares issuable to such Transferor) (the “Acquisition Consideration”).

(b) No Fractional Shares. No fractional SRXH Common Shares will be issued in connection with the Acquisition, as any fractional SRXH Common Share will be rounded down to the nearest such SRXH Common Share, and no certificates or scrip for any such fractional SRXH Common Shares will be issued. No cash or other consideration in lieu of any fractional SRXH Common Shares will be paid to Transferors in connection with the Acquisition. Transferors will not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of SRXH with respect to any such fractional SRXH Common Shares that would have otherwise been issued to such Transferor.

(c) Pre-Funded Warrants. Notwithstanding anything herein to the contrary, to the extent the issuance of any SRXH Common Shares to any Transferor Party would result in such Transferor Party beneficially owning more than 4.99% of the outstanding SRXH Common Stock (the “Beneficial Ownership Limitation”), SRXH shall instead issue to such Transferor Party a corresponding number of pre-funded warrants to purchase SRXH Common Shares, in form reasonably acceptable to the Parties, in lieu of such number of shares as would exceed the Beneficial Ownership Limitation (“Pre-Funded Warrants”).

1.5 Delivery of Acquisition Consideration.

(a) Exchange Agent. At or prior to the Closing, SRXH will issue and cause to be deposited with its transfer agent (the “Exchange Agent”), for the benefit of Transferors, for exchange in accordance with this Article 1, through the Exchange Agent, uncertificated book-entries representing such aggregate number of SRXH Common Shares and/or Exchangeable Shares to be issued pursuant to Section 1.4.

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(b) Exchange Procedures. On or prior to the Closing, each Securities Transferor, as a condition to receiving the applicable Acquired Securities Consideration, will deliver to SRXH (i) a duly executed stock transfer form in favor of SRXH in customary form approved by SRXH in respect of the Acquired Securities held by such Transferor, and (ii) in respect of all Acquired Securities held by such Transferor, certificate(s) evidencing title to such shares or an indemnity for any lost certificates made in favor of SRXH in a form reasonably acceptable to SRXH. On or prior to the Closing, each Asset Transferor, as a condition to receiving the applicable Acquired Securities Consideration, will deliver to SRXH a duly executed Assignment of Ownership of Intellectual Property Agreement (the “IP Assignment Agreement”) in form reasonably acceptable to the Parties. As promptly as practicable after receipt by SRXH from (1) a Securities Transferor of the aforementioned stock transfer form and certificate(s) (or indemnity agreement, as applicable), or (2) an Asset Seller of the IP Assignment Agreement, as applicable, together with such other customary documents as may reasonably be required by the Exchange Agent or SRXH, SRXH shall provide the Exchange Agent with written instructions, in form reasonably acceptable to such Transferor, directing the Exchange Agent to provide, and such Transferor shall receive from the Exchange Agent, in exchange therefor, a number of whole SRXH Common Shares or Exchangeable Shares, as applicable, represented, at such Transferor’s election, by book entry or certificated shares equal to the number of whole SRXH Common Shares or Exchangeable Shares that such Securities Transferor has the right to receive pursuant to the provisions of Section 1.4.

(c) Withholding Rights. Each of the Exchange Agent, SRXH and the Transferors will be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement any amounts that are required to be deducted or withheld from that consideration under the Code, Treasury Regulations promulgated under the Code or any provisions of applicable state, local or foreign Tax law; provided that Acquiror agrees that no such withholding will be required in respect of a Securities Transferor or Asset Transferor that is a “U.S. person” as such term is defined within the meaning of Section 7701(a)(30) of the Code that properly delivers an Internal Revenue Service Form W-9 pursuant to Section 8.3(d)(vi) of this Agreement. To the extent any amounts are withheld in accordance with the provisions of this Agreement and are timely paid over to the applicable Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.6 No Further Rights. The Acquisition Consideration delivered upon the surrender for exchange of Acquired Securities and assignment of the Acquired IP Assets in accordance with the terms of this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such shares and assets.

1.7 Additional Actions. If, at any time after the Closing, SRXH shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in it its right, title and interest in, to or under any of the rights, privileges, powers or franchises of any of the Acquired Assets, or (b) otherwise to carry out the purposes of this Agreement, SRXH and its proper officers and director or their designees shall be authorized (i) to execute and deliver, in the name and on behalf of each Transferor and each Acquired Securities Issuer, all such deeds, bills of sale, assignments and assurances and (ii) to do, in the name and on behalf of each Transferor and each Acquired Securities Issuer, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm SRXH’s right, title and interest in, to and under any of the rights, privileges, powers or franchises of Acquired Assets and otherwise to carry out the purposes of this Agreement; provided that, prior to executing and delivering any deed, bill of sale, assignment or assurance or doing any other act or thing in the name of and on behalf of any Transferor pursuant to this Section 1.7, SRXH shall use reasonable efforts to contact such Transferor and request that such Transferor execute and deliver such deed, bill of sale, assignment or assurance or do such other act or thing.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF EMJC

EMJC represents and warrants to SRXH as follows (it being understood that each representation and warranty contained in this Article 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the EMJC Disclosure Schedule corresponding to the particular Section or subsection in this Article 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the EMJC Disclosure Schedule by reference to another part or subpart of the EMJC Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the EMJC Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty):

2.1 Organization and Qualification; Charter Documents.

(a) EMJC does not directly or indirectly own any capital stock of, or any equity interest of any nature in, and does not otherwise control any other Entity.

(b) EMJC is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its businesses in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all EMJC Contracts by which it is bound, except where the failure to have such corporate power and authority would not, individually or in the aggregate, have an EMJC Material Adverse Effect. The Organizational Documents of EMJC, copies of which have previously been made available to SRXH, are true, correct and complete copies of such documents as currently in effect and EMJC is not in violation of any provision thereof in any material respect.

(c) EMJC (in jurisdictions that recognize the following concepts) is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have an EMJC Material Adverse Effect.

2.2 Capital Structure.

(a) As of the date hereof, the issued share capital of EMJC consists of 840,001 Common shares (the “EMJC Issued Share Capital”). All EMJC Issued Share Capital is, and immediately prior to Closing, will be, duly authorized, validly issued and fully paid and were, or will be, issued in compliance with all applicable Legal Requirements. Part 2.2(a) of the EMJC Disclosure Schedule sets forth the complete and accurate capitalization of EMJC as of the date hereof (including the name of each holder of EMJC Issued Share Capital and the number of shares included in the EMJC Issued Share Capital held by such holder). No other shares in the EMJC Share Capital are issued or issuable upon the exercise or conversion of any securities of EMJC or upon the exchange of any such securities and no Person has the right to cause EMJC to issue any shares in the EMJC Share Capital. As of the Closing, all of the EMJC Share Capital listed on such updated Part 2.2(a) of the EMJC Disclosure Schedule will constitute EMJC Shares hereunder and no other shares in the EMJC Share Capital would be issued or issuable upon the exercise or conversion of any securities of EMJC or upon the exchange of any such securities and no Person would have the right to cause EMJC to issue any shares in the EMJC Share Capital.

(b) (i) None of the shares of EMJC Share Capital are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the shares of EMJC Share Capital are subject to any right of first refusal; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of EMJC having a right to vote on any matters on which the holders of shares of EMJC Share Capital or holders of shares in the capital of any of EMJC’s Subsidiaries have a right to vote; (iv) there is no Contract to which EMJC is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of EMJC Share Capital; and (v) EMJC is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any shares of EMJC Share Capital or other securities. As of the date hereof, there are no shares of EMJC Share Capital that are subject to a repurchase option, risk of forfeiture or other condition under any Contract with EMJC or under which EMJC or, to the knowledge of EMJC, any EMJC Transferor has any rights.

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(c) Upon Closing, SRXH will acquire the Acquired Securities from the EMJC Transferor free and clear of any Encumbrance.

2.3 Authority; Non-Contravention; Approvals.

(a) EMJC has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by EMJC of this Agreement, the performance by EMJC of its obligations hereunder and the consummation by EMJC of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of EMJC. This Agreement has been duly executed and delivered by EMJC and, assuming the due authorization, execution and delivery of this Agreement by SRXH and the other Parties, this Agreement constitutes the valid and binding obligation of EMJC, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(b) The execution and delivery of this Agreement by EMJC does not, and the performance of this Agreement by EMJC will not, (i) conflict with or violate any Organizational Documents of EMJC, (ii) subject to compliance with the requirements set forth in Section 2.3(c) below, conflict with or violate any Legal Requirement or Order applicable to EMJC or by which any of their respective properties are bound or affected, except for any such conflicts or violations that would not, individually or in the aggregate, have an EMJC Material Adverse Effect, or (iii) require EMJC to make any filing with or give any notice to a Person, or to obtain any Consent from a Person, except such as have been obtained or made, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair EMJC’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of EMJC, except, for purposes of this clause (iii), as would not, individually or in the aggregate, have an EMJC Material Adverse Effect.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to EMJC in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except such as have been obtained or made.

2.4 EMJC Financial Statements; No Undisclosed Liabilities.

(a) The audited financial statements (including any related notes thereto) consisting of a statement of profit or loss and other comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows of EMJC from EMJC’s inception (the “EMJC Audited Financials”) will, when delivered to SRXH, (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and be suitable for inclusion in the Information Statement and the Registration Statement, (ii) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), (iii) fairly present, in all material respects, the consolidated financial position of EMJC as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated and (iv) shall be consistent with, and have been prepared from, the books and records of EMJC.

(b) The unaudited financial statements (including any related notes thereto) representing the results of operations and financial condition of EMJC from EMJC’s inception (the “EMJC Unaudited Financials,” and together with the EMJC Audited Financials, the “EMJC Financials”) have been delivered to SRXH on or before the date hereof and (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and be suitable for inclusion in the Information Statement and the Registration Statement, (ii) have been prepared in good faith, (iii) fairly present, in all material respects, the consolidated financial position of EMJC as at the respective dates thereof and the consolidated results of EMJC operations and cash flows for the periods indicated and (iv) be consistent with (subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), and have been prepared from, the books and records of EMJC.

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(b) EMJC maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. EMJC maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) As of the date of this Agreement and Closing, EMJC does not have or will not have any liabilities (other than valuation adjustments in relation to financial instruments), indebtedness, obligations or expense of any kind, whether absolute, accrued, contingent, matured or unmatured or otherwise (each, a “Liability”), of a type required to be reflected in financial statements prepared in accordance with GAAP, which are, individually or in the aggregate, material to the results of operations or financial condition of EMJC taken as a whole, except for (i) Liabilities incurred in connection with the Contemplated Transactions, (ii) Liabilities for performance of obligations of EMJC under any EMJC Contract (other than for breach thereof), and (iii) Liabilities disclosed on Part 2.4(d) of the EMJC Disclosure Schedule.

(d) There have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of EMJC, the board of directors of EMJC or any committee thereof.

(e) EMJC has not identified or been made aware of any fraud, whether or not material, that involved EMJC management or other employees who have a role in the internal accounting controls utilized by EMJC, any material illegal act or fraud related to the business of EMJC, or any claim or allegation regarding the foregoing.

2.5 Absence of Certain Changes or Events; Conduct of Business.

(a) From October 23, 2025 through the date hereof, and as of Closing, EMJC has conducted or will conduct its business in all material respects in the ordinary course of business consistent with past practice and there has not been (a) any event that has had an EMJC Material Adverse Effect or (b) any action, event or occurrence that would have required the consent of SRXH pursuant to Section 6.2 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

(b) EMJC does not currently conduct, and since October 23, 2025 has not conducted, any Crypto Asset Activities.

2.6 Taxes.

(a) Each income Tax Return and each other material Tax Return that were required to be filed by or with respect to EMJC has been timely filed (taking into account all valid extensions). All Taxes due and payable by EMJC (whether or not shown on any Tax Return) have been timely paid.

(b) No waiver or agreement by or with respect to EMJC is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by EMJC in writing for any such extension or waiver.

(c) There are no liens for Taxes on any asset of EMJC.

(d) EMJC is not the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed against any of them in writing.

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(e) All material Taxes that EMJC has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable Legal Requirements when due, have been duly and timely paid to the proper Governmental Body.

(f) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by EMJC with any taxing authority or issued by any taxing authority to EMJC. There are no outstanding rulings of, or request for rulings with, any Governmental Body addressed to EMJC that are, or if issued would be, binding on EMJC.

(g) EMJC is not a party to any Contract with any Person relating to allocating or sharing the payment of, or Liability for, Taxes or Tax benefits (other than pursuant to customary provisions included in agreements not primarily related to Taxes and entered into in the ordinary course of business). EMJC does not have any Liability for the Taxes of any Person as a transferee or successor or otherwise by operation of Legal Requirements.

(h) There is no obligation on EMJC to deduct or withhold any Tax in respect of any borrowing or other debt in respect of any premium, interest or other amount comprising such borrowing or other debt and no obligation on EMJC to pay an increased sum where such Tax is withheld or payable.

2.7 Intellectual Property.

(a) Part 2.7(a) of the EMJC Disclosure Schedule sets forth all IP Rights licenses, sublicenses and other agreements or permissions (“EMJC IP Licenses”) (other than Off-the-Shelf Software, which are not required to be listed, although such licenses are “EMJC IP Licenses” as that term is used herein), under which EMJC is a licensee or otherwise is authorized to use or practice any IP Rights, and such EMJC IP Licenses describe all such IP Rights licenses under such EMJC IP Licenses. EMJC owns, free and clear of all Encumbrances, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all IP Rights currently used, licensed or held for use by EMJC, and previously used or licensed by EMJC, except for the IP Rights that is the subject of EMJC IP Licenses. To the knowledge of EMJC, all material unregistered IP Rights owned or purported to be owned by EMJC are valid and enforceable. EMJC does not own, use or hold any registered IP Rights in which EMJC is the owner, applicant or assignee.

(b) EMJC has a valid and enforceable license to use all IP Rights that is the subject of EMJC IP Licenses applicable to EMJC. To the knowledge of EMJC, EMJC IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the business of EMJC as presently conducted. EMJC has performed all obligations imposed on it in EMJC IP Licenses, has made all payments required to date, and EMJC is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by EMJC of the IP Rights that is the subject of EMJC IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of EMJC other than by any applicable terms regarding term and renewal of such licenses. EMJC is not party to any Contract that requires EMJC to assign to any Person all of its rights in any IP Rights developed by EMJC under such Contract.

(c) Part 2.7(c) of the EMJC Disclosure Schedule sets forth all licenses, sublicenses and other agreements or permissions under which EMJC is the licensor (each, an “EMJC Outbound IP License”). EMJC has performed all obligations imposed on it in EMJC Outbound IP Licenses, and EMJC is not, nor, to the knowledge of EMJC, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

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(d) No Legal Proceeding is pending or, to EMJC’s Knowledge, threatened against EMJC that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any IP Rights currently owned by or licensed to EMJC, nor, to the knowledge of EMJC, is there any reasonable basis for any such Legal Proceeding. EMJC has not received any written or, to the knowledge of EMJC, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the IP Rights of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of EMJC, nor to the knowledge of EMJC is there a reasonable basis therefor. There are no Orders to which EMJC is a party or its otherwise bound that (i) restrict the rights of EMJC to use, transfer, license or enforce any IP Rights owned by EMJC, (ii) restrict the conduct of the business of EMJC in order to accommodate a third Person’s IP Rights, or (iii) other than any applicable EMJC Outbound IP Licenses, grant any third Person any right with respect to any IP Rights owned by EMJC. EMJC is not currently or will be infringing, or has, in the past, infringed, misappropriated or violated any IP Rights of any other Person in connection with operating the business of EMJC as presently conducted or contemplated to be conducted or in connection the ownership, use or license of any IP Rights owned or purported to be owned by EMJC or, to the knowledge of EMJC, otherwise in connection with the conduct of the businesses of EMJC. To EMJC’s Knowledge, no third party is currently misappropriating or otherwise violating any IP Rights owned, licensed by, licensed to, or otherwise used or held for use by EMJC (collectively, the “EMJC IP”) in any material respect.

(e) Except as set forth on Part 2.7(e) of the EMJC Disclosure Schedule, all officers, directors, employees and independent contractors of EMJC (and each of their respective Affiliates) are obligated to assign and have assigned to EMJC all IP Rights arising from the services performed for EMJC by such Persons. No current or former officers, employees or independent contractors of EMJC have claimed any ownership interest in any IP Rights owned by EMJC. To the knowledge of EMJC, there has been no violation of EMJC’s policies or practices related to protection of EMJC IP or any confidentiality or nondisclosure Contract relating to the IP Rights owned by EMJC. EMJC has made available to SRXH true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their IP Rights to EMJC. To EMJC’s Knowledge, none of the employees of EMJC is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of EMJC, or that would materially conflict with the business of EMJC as presently conducted or contemplated to be conducted. EMJC has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material EMJC IP.

(f) To the knowledge of EMJC, no Person has obtained unauthorized access to material third party information and data (including personally identifiable information) in the possession of EMJC, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the knowledge of EMJC, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by EMJC. EMJC has complied in all material respects with all applicable Legal Requirements and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of EMJC has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, material cancellation, material termination, material suspension of, or material acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of IP Rights owned by EMJC, or (ii) any EMJC IP License. Immediately following the Closing, EMJC shall be permitted to exercise all of EMJC’s rights under such Contracts or EMJC IP Licenses to the same extent that EMJC would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which EMJC would otherwise be required to pay in the absence of such transactions.

2.8 Compliance with Legal Requirements.

(a) EMJC has not been and is not in conflict with, and is not in default or violation of, (i) any Legal Requirement or Order applicable to EMJC or by which its properties is bound or affected, or (ii) any Contract to which EMJC is a party or by which EMJC or any of its properties is bound or affected, except for conflicts, defaults or violations which would not, individually or in the aggregate, have an EMJC Material Adverse Effect. No investigation or review by any Governmental Body is pending or, to the knowledge of EMJC, threatened against EMJC, nor has any Governmental Body indicated to EMJC in writing an intention to conduct the same.

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(b) Except as would not, individually or in the aggregate, have an EMJC Material Adverse Effect, EMJC holds all permits, licenses, authorizations, variances, exemptions, orders and approvals from applicable Governmental Bodies which are necessary to the operation of the business of EMJC taken as a whole.

(c) To the knowledge of EMJC, no Representative of EMJC or Person acting in concert with or on behalf of EMJC, or any officers, employees or Representatives of the same with respect to any matter relating to EMJC, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or any other analogous legislation in any jurisdiction, as amended; or (iii) made any other unlawful payment.

(d) EMJC has not been required to register as a money services business, money transmitter, broker-dealer, futures commission merchant, investment adviser, commodity trading advisor, or any other regulated financial services entity in any jurisdiction, nor has any Governmental Body asserted that such registration is or may be required.

(e) EMJC has not received any notice of investigation, subpoena, deficiency notice, warning, or enforcement action relating to the acquisition, sale, trading, lending, staking, custody, transfer, or other use of cryptocurrencies, digital assets, stablecoins, tokens, or other blockchain-based assets (collectively, “Crypto Assets” and such other activities the “Crypto Asset Activities”).

2.9 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.9(a) of the EMJC Disclosure Schedule, there has not been, and there is no pending, or threatened in writing, Legal Proceeding and, to the knowledge of EMJC, no Person has threatened to commence any Legal Proceeding that involves EMJC.

(b) There is no Order to which EMJC, or any of the assets owned or used by EMJC, is subject. To the knowledge of EMJC, no officer or other key employee of EMJC is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of EMJC.

(c) (i) The fair value of EMJC’s assets exceeds the amount of its liabilities, including contingent liabilities; (ii) EMJC is able to pay its debts and obligations as they become due in the ordinary course of business; and (iii) EMJC has adequate capital to conduct its business and operations; and (iv) EMJC is not, and has not been threatened in writing to be made, subject to any Insolvency Proceedings.

2.10 Title to Assets. Except as set forth on Part 2.10 of the EMJC Disclosure Schedule, EMJC owns, and has good, valid and marketable title to, all material tangible assets purported to be owned by it, including all material tangible assets reflected in the books and records of EMJC as being owned by EMJC, free and clear of any Encumbrances, except for liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of EMJC. EMJC does not currently own, hold or use, and since October 23, 2025 has not owned, held or used, any Crypto Assets.

2.11 Environmental Matters. EMJC is in compliance with all applicable Environmental Laws, which compliance includes the possession by EMJC of all permits and other authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where the failure to be in compliance would not, individually or in the aggregate, have an EMJC Material Adverse Effect. EMJC has not received any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that EMJC is not in material compliance with any Environmental Law, and, to the knowledge of EMJC, there are no circumstances existing as of the date hereof that would prevent or interfere with EMJC’s material compliance with any Environmental Law in the future.

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2.12 Labor Matters.

(a) EMJC is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of EMJC, and EMJC has no knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees.

(b) EMJC is in compliance in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, and individual independent contractors.

2.13 EMJC Contracts. EMJC has made available to SRXH an accurate and complete copy of each material Contract to which EMJC is a party (the “EMJC Contracts”) or by which EMJC is bound for review. Each such material Contract is in full force and effect and is a valid and binding agreement enforceable against EMJC and, to EMJC’s knowledge, the other party or parties thereto, in accordance with its terms. None of EMJC or, to EMJC’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any such material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any such material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. There are no material disputes pending or threatened under any such material Contracts.

2.14 Books and Records. The minute books of EMJC have been made available to SRXH and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and shareholders or actions by written consent. Each of the share certificate books, registers of shareholders and other corporate registers of EMJC comply in all material respects with the provisions of all applicable Legal Requirements and are complete and accurate in all material respects.

2.15 [Intentionally omitted.]

2.16 Government Contracts. EMJC has not been suspended or debarred from bidding on contracts with any Governmental Body, and, to the knowledge of EMJC, no such suspension or debarment has been initiated or threatened. The consummation of the Acquisition will not result in any such suspension or debarment of EMJC.

2.17 Related Party Transactions. Except as set forth on Part 2.17 of the EMJC Disclosure Schedule, no Person with whom EMJC is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) is a party to any Contract with EMJC.

2.18 Disclosure; EMJC Information. None of the information supplied or to be supplied by or on behalf of EMJC for inclusion or incorporation by reference in the Registration Statement, will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact. None of the information supplied or tor be supplied by or on behalf of EMJC for inclusion or incorporated by reference in the Information Statement will, at the time the Stockholder Consent is executed or at the time the Information Statement is first mailed to the SRXH Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of the Stockholder Consent which has become false or misleading. Notwithstanding the foregoing, no representation is made by EMJC with respect to the information that has been or will be supplied by SRXH for inclusion in the Registration Statement or Information Statement.

2.19 Anti-Takeover Statutes Not Applicable. The board of directors of EMJC has taken all actions so that no takeover statute or similar Legal Requirement related to business combinations applies or purports to apply to the execution, delivery or performance of this Agreement or to the consummation of the Contemplated Transactions.

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2.20 Ownership of SRXH Capital Stock. EMJC does not own, directly or indirectly, beneficially or of record, any shares of SRXH Capital Stock or any other economic interest (through derivative securities or otherwise) in, SRXH.

2.21 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of EMJC.

2.22 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 2, neither EMJC nor any Person on behalf of EMJC has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of EMJC or its business in connection with the Contemplated Transactions, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) EMJC acknowledges and agrees that, except for the representations and warranties of SRXH set forth in Article 4, neither EMJC nor its Representatives is relying on any other representation or warranty of SRXH, or any other Person made outside of Article 4, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF DELAWARECO

DelawareCo represents and warrants to SRXH as follows (it being understood that each representation and warranty contained in this Article 3 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the DelawareCo Disclosure Schedule corresponding to the particular Section or subsection in this Article 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the DelawareCo Disclosure Schedule by reference to another part or subpart of the DelawareCo Disclosure Schedule; and (c) any exception or disclosure set forth in any other part or subpart of the DelawareCo Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty):

3.1 Organization and Qualification; Charter Documents.

(a) DelawareCo does not directly or indirectly own any capital stock of, or any equity interest of any nature in, and does not otherwise control any other Entity.

(b) DelawareCo is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its businesses in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all DelawareCo Contracts by which it is bound, except where the failure to have such corporate power and authority would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect. The Organizational Documents of DelawareCo, copies of which have previously been made available to SRXH, are true, correct and complete copies of such documents as currently in effect and DelawareCo is not in violation of any provision thereof in any material respect.

(c) DelawareCo (in jurisdictions that recognize the following concepts) is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect .

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3.2 Capital Structure.

(a) As of the date hereof, the issued share capital of DelawareCo consists of 1,050 shares of common stock, par value $0.001 per share (the “DelawareCo Issued Share Capital”). All DelawareCo Issued Share Capital is, and immediately prior to Closing, will be, duly authorized, validly issued and fully paid and were, or will be, issued in compliance with all applicable Legal Requirements. Part 3.2(a) of the DelawareCo Disclosure Schedule sets forth the complete and accurate capitalization of DelawareCo as of the date hereof (including the name of each holder of DelawareCo Issued Share Capital and the number of shares included in the DelawareCo Issued Share Capital held by such holder). No other shares in the DelawareCo Share Capital are issued or issuable upon the exercise or conversion of any securities of DelawareCo or upon the exchange of any such securities and no Person has the right to cause DelawareCo to issue any shares in the DelawareCo Share Capital. As of the Closing, all of the DelawareCo Share Capital listed on such updated Part 3.2(a) of the DelawareCo Disclosure Schedule will constitute DelawareCo Shares hereunder and no other shares in the DelawareCo Share Capital would be issued or issuable upon the exercise or conversion of any securities of DelawareCo or upon the exchange of any such securities and no Person would have the right to cause DelawareCo to issue any shares in the DelawareCo Share Capital.

(b) (i) None of the shares of DelawareCo Share Capital are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the shares of DelawareCo Share Capital are subject to any right of first refusal; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of DelawareCo having a right to vote on any matters on which the holders of shares of DelawareCo Share Capital have a right to vote; (iv) there is no Contract to which DelawareCo is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of DelawareCo Share Capital; and (v) DelawareCo is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any shares of DelawareCo Share Capital or other securities. As of the date hereof, there are no shares of DelawareCo Share Capital that are subject to a repurchase option, risk of forfeiture or other condition under any Contract with DelawareCo or under which DelawareCo or, to the knowledge of DelawareCo, any Transferor has any rights.

(c) Upon Closing SRXH will acquire the DelawareCo Acquired Securities free and clear of any Encumbrance.

3.3 Authority; Non-Contravention; Approvals.

(a) DelawareCo has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by DelawareCo of this Agreement, the performance by DelawareCo of its obligations hereunder and the consummation by DelawareCo of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of DelawareCo. This Agreement has been duly executed and delivered by DelawareCo and, assuming the due authorization, execution and delivery of this Agreement by SRXH and the Transferors, this Agreement constitutes the valid and binding obligation of DelawareCo, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(b) Except as set forth in Part 3.3(b) of the DelawareCo Disclosure Schedule, the execution and delivery of this Agreement by DelawareCo does not, and the performance of this Agreement by DelawareCo will not, (i) conflict with or violate any Organizational Documents of DelawareCo, (ii) subject to compliance with the requirements set forth in Section 3.3(c) below, conflict with or violate any Legal Requirement or Order applicable to DelawareCo or by which any of their respective properties are bound or affected, except for any such conflicts or violations that would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect, or (iii) require DelawareCo to make any filing with or give any notice to a Person, or to obtain any Consent from a Person, except such as have been obtained or made, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair DelawareCo’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of DelawareCo, except, for purposes of this clause (iii), as would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect.

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(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to DelawareCo in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except such as have been obtained or made.

3.4 DelawareCo Financial Statements; No Undisclosed Liabilities.

(a) The audited financial statements (including any related notes thereto) consisting of a statement of profit or loss and other comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows of DelawareCo since inception (the “DelawareCo Audited Financials”) will, when delivered to SRXH, (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and be suitable for inclusion in the Information Statement and the Registration Statement, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), (iii) fairly present, in all material respects, the consolidated financial position of DelawareCo as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated and (iv) shall be consistent with, and have been prepared from, the books and records of DelawareCo.

(b) The unaudited financial statements (including any related notes thereto), if applicable, representing the results of operations and financial condition of DelawareCo interim period ending on any fiscal quarter end or annual period prior to the Closing that are required to be included in the Registration Statement, if any, in each case together with the notes thereto (the “DelawareCo Unaudited Financials,” and together with the DelawareCo Audited Financials, the “DelawareCo Financials”) have been delivered to SRXH on or before the date hereof and (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and be suitable for inclusion in the Information Statement and the Registration Statement, (ii) have been prepared in good faith, (iii) fairly present, in all material respects, the consolidated financial position of DelawareCo as at the respective dates thereof and the consolidated results of DelawareCo operations and cash flows for the periods indicated and (iv) be consistent with (subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), and have been prepared from, the books and records of DelawareCo.

(c) DelawareCo maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. DelawareCo maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(d) As of the date of this Agreement and Closing, DelawareCo does not have or will not have any Liabilities of a type required to be reflected in financial statements prepared in accordance with GAAP, which are, individually or in the aggregate, material to the results of operations or financial condition of DelawareCo taken as a whole, except for (i) Liabilities reflected on the DelawareCo Audited Financials, (ii) Liabilities incurred by DelawareCo since the date of the DelawareCo Audited Financials in the ordinary course of business have been reflected in the DelawareCo Unaudited Financials, (iii) Liabilities incurred in connection with the Contemplated Transactions, (iv) Liabilities for performance of obligations of DelawareCo or any Subsidiary under any DelawareCo Contract (other than for breach thereof), and (v) Liabilities disclosed on Part 3.4(d) of the DelawareCo Disclosure Schedule. DelawareCo has not effected any “off-balance sheet arrangements” (as defined in Item 303(a) of SEC Regulation S-K).

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(e) There have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of DelawareCo, the board of directors of DelawareCo or any committee thereof.

(f) Neither DelawareCo nor, to the knowledge of DelawareCo, its Representatives, have identified any fraud, whether or not material, that involves DelawareCo’s management or other employees who have a role in the preparation of financial statements or any claim or allegation regarding any of the foregoing. DelawareCo has not identified or been made aware of any fraud, whether or not material, that involved DelawareCo management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by DelawareCo, any material illegal act or fraud related to the business of DelawareCo, or any claim or allegation regarding the foregoing.

3.5 Absence of Certain Changes or Events; Conduct of Business.

(a) From December 31, 2023 through the date hereof, and as of Closing, DelawareCo has conducted or will conduct its business in all material respects in the ordinary course of business consistent with past practice and there has not been (a) any event that has had an DelawareCo Material Adverse Effect or (b) any action, event or occurrence that would have required the consent of SRXH pursuant to Section 6.2 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

(b) DelawareCo does not currently conduct, and since December 31, 2023 has not conducted, any Crypto Asset Activities.

3.6 Taxes.

(a) Each income Tax Return and each other material Tax Return that were required to be filed by or with respect to DelawareCo has been timely filed (taking into account all valid extensions), and all such Tax Returns were true, complete and accurate in all respects. All Taxes due and payable by DelawareCo (whether or not shown on any Tax Return) have been timely paid, except to the extent such amounts are being contested in good faith and are properly reserved for on the books or records of DelawareCo to the extent any such reserve is required under IFRS.

(b) No waiver or agreement by or with respect to DelawareCo is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by DelawareCo in writing for any such extension or waiver.

(c) There are no liens for Taxes on any asset of DelawareCo other than liens for Taxes not yet due and payable or Taxes contested in good faith and reserved against in accordance with IFRS.

(d) To the knowledge of DelawareCo, DelawareCo is not the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed against any of them in writing, and any deficiencies asserted or assessments made as a result of any audit or other proceeding with respect to Taxes have been paid in full or adequate accruals or reserves for any such deficiencies or assessments have been established and are reflected on Part 3.6(d) of the DelawareCo Disclosure Schedule and will be reflected in the DelawareCo Financials.

(e) All material Taxes that DelawareCo has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable Legal Requirements when due, have been duly and timely paid to the proper Governmental Body.

(f) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by DelawareCo with any taxing authority or issued by any taxing authority to DelawareCo. There are no outstanding rulings of, or request for rulings with, any Governmental Body addressed to DelawareCo that are, or if issued would be, binding on DelawareCo.

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(g) DelawareCo is not a party to any Contract with any Person relating to allocating or sharing the payment of, or Liability for, Taxes or Tax benefits (other than pursuant to customary provisions included in agreements not primarily related to Taxes and entered into in the ordinary course of business). DelawareCo does not have any Liability for the Taxes of any Person as a transferee or successor or otherwise by operation of Legal Requirements.

(h) Within the past two (2) years, DelawareCo has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax Return under state, local or foreign Tax Legal Requirement (other than a group the common parent of which was DelawareCo).

(i) DelawareCo has not participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or 301.6111-2(b)(2).

(j) Within the past two (2) years, DelawareCo has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(k) DelawareCo is, and has been since the date of its formation, a “U.S. person” within the meaning of Section 7701(a)(30) of the Code.

3.7 Intellectual Property.

(a) Part 3.7(a) of the DelawareCo Disclosure Schedule sets forth all IP Rights licenses, sublicenses and other agreements or permissions (“DelawareCo IP Licenses”) (other than Off-the-Shelf Software, which are not required to be listed, although such licenses are “DelawareCo IP Licenses” as that term is used herein), under which DelawareCo is a licensee or otherwise is authorized to use or practice any IP Rights, and such DelawareCo IP Licenses describe all such IP Rights licenses under such DelawareCo IP Licenses. DelawareCo owns, free and clear of all Encumbrances, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all IP Rights currently used, licensed or held for use by DelawareCo, and previously used or licensed by DelawareCo, except for the IP Rights that is the subject of DelawareCo IP Licenses. To the knowledge of DelawareCo, all material unregistered IP Rights owned or purported to be owned by DelawareCo are valid and enforceable. DelawareCo does not own, use or hold any registered IP Rights in which DelawareCo is the owner, applicant or assignee.

(b) DelawareCo has a valid and enforceable license to use all IP Rights that is the subject of DelawareCo IP Licenses applicable to DelawareCo. To the knowledge of DelawareCo, DelawareCo IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the business of DelawareCo as presently conducted. DelawareCo has performed all obligations imposed on it in DelawareCo IP Licenses, has made all payments required to date, and DelawareCo is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by DelawareCo of the IP Rights that is the subject of DelawareCo IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of DelawareCo other than by any applicable terms regarding term and renewal of such licenses. DelawareCo is not party to any Contract that requires DelawareCo to assign to any Person all of its rights in any IP Rights developed by DelawareCo under such Contract.

(c) Part 3.7(c) of the DelawareCo Disclosure Schedule sets forth all licenses, sublicenses and other agreements or permissions under which DelawareCo is the licensor (each, an “DelawareCo Outbound IP License”). DelawareCo has performed all obligations imposed on it in DelawareCo Outbound IP Licenses, and DelawareCo is not, nor, to the knowledge of DelawareCo, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

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(d) No Legal Proceeding is pending or, to DelawareCo’s Knowledge, threatened against DelawareCo that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any IP Rights currently owned by or licensed to DelawareCo, nor, to the knowledge of DelawareCo, is there any reasonable basis for any such Legal Proceeding. DelawareCo has not received any written or, to the knowledge of DelawareCo, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the IP Rights of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of DelawareCo, nor to the knowledge of DelawareCo is there a reasonable basis therefor. There are no Orders to which DelawareCo is a party or its otherwise bound that (i) restrict the rights of DelawareCo to use, transfer, license or enforce any IP Rights owned by DelawareCo, (ii) restrict the conduct of the business of DelawareCo in order to accommodate a third Person’s IP Rights, or (iii) other than any applicable DelawareCo Outbound IP Licenses, grant any third Person any right with respect to any IP Rights owned by DelawareCo. DelawareCo is not currently or will be infringing, or has, in the past, infringed, misappropriated or violated any IP Rights of any other Person in connection with operating the business of DelawareCo as presently conducted or contemplated to be conducted or in connection the ownership, use or license of any IP Rights owned or purported to be owned by DelawareCo or, to the knowledge of DelawareCo, otherwise in connection with the conduct of the businesses of DelawareCo. To DelawareCo’s Knowledge, no third party is currently misappropriating or otherwise violating any IP Rights owned, licensed by, licensed to, or otherwise used or held for use by DelawareCo (collectively, the “DelawareCo IP”) in any material respect.

(e) Except as set forth on Part 3.7(e) of the DelawareCo Disclosure Schedule, all officers, directors, employees and independent contractors of DelawareCo (and each of their respective Affiliates) are obligated to assign and have assigned to DelawareCo all IP Rights arising from the services performed for DelawareCo by such Persons. No current or former officers, employees or independent contractors of DelawareCo have claimed any ownership interest in any IP Rights owned by DelawareCo. To the knowledge of DelawareCo, there has been no violation of DelawareCo’s policies or practices related to protection of DelawareCo IP or any confidentiality or nondisclosure Contract relating to the IP Rights owned by DelawareCo. DelawareCo has made available to SRXH true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their IP Rights to DelawareCo. To DelawareCo’s Knowledge, none of the employees of DelawareCo is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of DelawareCo, or that would materially conflict with the business of DelawareCo as presently conducted or contemplated to be conducted. DelawareCo has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material DelawareCo IP.

(f) To the knowledge of DelawareCo, no Person has obtained unauthorized access to material third party information and data (including personally identifiable information) in the possession of DelawareCo, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the knowledge of DelawareCo, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by DelawareCo. DelawareCo has complied in all material respects with all applicable Legal Requirements and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of DelawareCo has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, material cancellation, material termination, material suspension of, or material acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of IP Rights owned by DelawareCo, or (ii) any DelawareCo IP License. Immediately following the Closing, DelawareCo shall be permitted to exercise all of DelawareCo’s rights under such Contracts or DelawareCo IP Licenses to the same extent that DelawareCo would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which DelawareCo would otherwise be required to pay in the absence of such transactions.

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3.8 Compliance with Legal Requirements.

(a) DelawareCo has not been and is not in conflict with, and is not in default or violation of, (i) any Legal Requirement or Order applicable to DelawareCo or by which its properties is bound or affected, or (ii) any Contract to which DelawareCo is a party or by which DelawareCo or any of its properties is bound or affected, except for conflicts, defaults or violations which would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect. No investigation or review by any Governmental Body is pending or, to the knowledge of DelawareCo, threatened against DelawareCo, nor has any Governmental Body indicated to DelawareCo in writing an intention to conduct the same.

(b) Except as would not, individually or in the aggregate, have a DelawareCo Material Adverse Effect, DelawareCo holds all permits, licenses, authorizations, variances, exemptions, orders and approvals from applicable Governmental Bodies which are necessary to the operation of the business of DelawareCo taken as a whole.

(c) To the knowledge of DelawareCo, no Representative of DelawareCo or Person acting in concert with or on behalf of DelawareCo, or any officers, employees or Representatives of the same with respect to any matter relating to DelawareCo, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 or any other analogous legislation in any jurisdiction, as amended; or (iii) made any other unlawful payment.

(d) DelawareCo has not been required to register as a money services business, money transmitter, broker-dealer, futures commission merchant, investment adviser, commodity trading advisor, or any other regulated financial services entity in any jurisdiction, nor has any Governmental Body asserted that such registration is or may be required.

(e) DelawareCo has not received any notice of investigation, subpoena, deficiency notice, warning, or enforcement action relating to Crypto Asset Activities.

3.9 Legal Proceedings; Orders.

(a) Except as set forth in Part 3.9(a) of the DelawareCo Disclosure Schedule, there has not been, and there is no pending, or threatened in writing, Legal Proceeding and, to the knowledge of DelawareCo, no Person has threatened to commence any Legal Proceeding that involves DelawareCo.

(b) There is no Order to which DelawareCo, or any of the assets owned or used by DelawareCo, is subject. To the knowledge of DelawareCo, no officer or other key employee of DelawareCo is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of DelawareCo.

(c) (i) the fair value of DelawareCo’s assets exceeds the amount of its liabilities, including contingent liabilities; (ii) DelawareCo is able to pay its debts and obligations as they become due in the ordinary course of business; and (iii) DelawareCo has adequate capital to conduct its business and operations; and (iv) DelawareCo is not, and has not been threatened in writing to be made, subject to any Insolvency Proceedings.

3.10 Title to Assets. Except as set forth on Part 3.10 of the DelawareCo Disclosure Schedule, DelawareCo owns, and has good, valid and marketable title to, all material tangible assets purported to be owned by it, including all material tangible assets reflected in the books and records of DelawareCo as being owned by DelawareCo, free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the DelawareCo Financials, (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of DelawareCo, and (iii) Encumbrances described in Part 3.10 of the DelawareCo Disclosure Schedule. DelawareCo does not currently own, hold or use, and since December 31, 2023 has not owned, held or used, any Crypto Assets.

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3.11 Environmental Matters. DelawareCo is in compliance with all applicable Environmental Laws, which compliance includes the possession by DelawareCo of all permits and other authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where the failure to be in compliance would not, individually or in the aggregate, have an DelawareCo Material Adverse Effect. DelawareCo has not received any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that DelawareCo is not in material compliance with any Environmental Law, and, to the knowledge of DelawareCo, there are no circumstances existing as of the date hereof that would prevent or interfere with DelawareCo’s material compliance with any Environmental Law in the future.

3.12 Labor Matters.

(a) DelawareCo is not a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of DelawareCo, and DelawareCo has no knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees.

(b) DelawareCo are in compliance in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, individual independent contractors and “leased employees” (within the meaning of Section 414(n) of the Code in the United States and other Legal Requirements in any jurisdiction in which DelawareCo employs interim employees).

3.13 DelawareCo Contracts. DelawareCo has made available to SRXH an accurate and complete copy of each material Contract to which DelawareCo is a party (a “DelawareCo Contract”) or by which DelawareCo is bound for review. Each such material Contract is in full force and effect and is a valid and binding agreement enforceable against DelawareCo and, to DelawareCo’s knowledge, the other party or parties thereto, in accordance with its terms. None of DelawareCo or, to DelawareCo’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any such material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any such material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. There are no material disputes pending or threatened under any such material Contracts.

3.14 Books and Records. The minute books of DelawareCo have been made available to SRXH and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and shareholders or actions by written consent. Each of the share certificate books, registers of shareholders and other corporate registers of DelawareCo comply in all material respects with the provisions of all applicable Legal Requirements and are complete and accurate in all material respects.

3.15 Insurance. There are no material claims pending, under any Insurance Policy to which DelawareCo is a party.

3.16 Government Contracts. DelawareCo has not been suspended or debarred from bidding on contracts with any Governmental Body, and, to the knowledge of DelawareCo, no such suspension or debarment has been initiated or threatened. The consummation of the Acquisition will not result in any such suspension or debarment of DelawareCo.

3.17 Related Party Transactions. Except as set forth on Part 3.17 of the DelawareCo Disclosure Schedule, no event has occurred that would be required to be reported by DelawareCo as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K, if DelawareCo were required to report such information in periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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3.18 Disclosure; DelawareCo Information. None of the information supplied or to be supplied by or on behalf of DelawareCo for inclusion or incorporation by reference in the Registration Statement, will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact. None of the information supplied or tor be supplied by or on behalf of DelawareCo for inclusion or incorporated by reference in the Information Statement will, at the time the Stockholder Consent is executed or at the time the Information Statement is first mailed to the SRXH Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of the Stockholder Consent which has become false or misleading. Notwithstanding the foregoing, no representation is made by DelawareCo with respect to the information that has been or will be supplied by SRXH for inclusion in the Registration Statement or Information Statement.

3.19 Anti-Takeover Statutes Not Applicable. The board of directors of DelawareCo has taken all actions so that no takeover statute or similar Legal Requirement related to business combinations applies or purports to apply to the execution, delivery or performance of this Agreement or to the consummation of the Contemplated Transactions.

3.20 Ownership of SRXH Capital Stock. DelawareCo does not own, directly or indirectly, beneficially or of record, any shares of SRXH Capital Stock or any other economic interest (through derivative securities or otherwise) in, SRXH.

3.21 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of DelawareCo.

3.22 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 3, neither DelawareCo nor any Person on behalf of DelawareCo has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of DelawareCo or its business in connection with the Contemplated Transactions, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) DelawareCo acknowledges and agrees that, except for the representations and warranties of SRXH set forth in Article 4, neither DelawareCo nor its Representatives is relying on any other representation or warranty of SRXH, or any other Person made outside of Article 4, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SRXH

SRXH represents and warrants to EMJC, DelawareCo and Transferors as follows (it being understood that each representation and warranty contained in this Article 4 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the SRXH Disclosure Schedule corresponding to the particular Section or subsection in this Article 4 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part or subpart of the SRXH Disclosure Schedule by reference to another part or subpart of the SRXH Disclosure Schedule; and (c) any exception or disclosure set forth in any of the SRXH’s SEC Documents and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) solely to the extent that any information is reasonably apparent from a review of such SEC Documents, (ii) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (iii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or other part or subpart of the SRXH Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty):

4.1 Organization and Qualification; Charter Documents.

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(a) Each Subsidiary of SRXH is identified in SRXH’s SEC Documents. Each SRXH Company is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a SRXH Material Adverse Effect. The Organizational Documents of each SRXH Company, copies of which have been made available to EMJC, are true, correct and complete copies of such documents as currently in effect, and no SRXH Company is in violation of any provision thereof in any material respect.

(b) Each SRXH Company is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a SRXH Material Adverse Effect.

4.2 Capital Structure.

(a) The authorized capital stock of SRXH consists of 5,000,000,000 SRXH Common Shares, of which 24,992,539 SRXH Common Shares are issued and outstanding as of the close of business on the day prior to the date hereof, and 4,000,000 shares of preferred, par value $0.001 (“SRXH Preferred Stock” and, together with the SRXH Common Stock, collectively “SRXH Capital Stock”), 75,000 of which are designated as “Series A Convertible Preferred Stock,” of which 19,035 shares are issued and outstanding, as of the close of business on the day prior to the date hereof. All outstanding shares of SRXH Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Legal Requirements.

(b) As of the date hereof, SRXH had reserved (i) an aggregate of 605,285 SRXH Common Shares for issuance under the SRXH Incentive Plan, under which options were outstanding for an aggregate of 87,013 shares, (ii) 60,503,404 SRXH Common Shares for issuance to holders of warrants to purchase SRXH Common Stock upon their exercise, (iii) 31,158,960 SRXH Common Shares for issuance to upon conversion of Series A Convertible Preferred Stock, (iv) 499,304 SRXH Common Shares issuable upon the exchange of Outstanding Exchangeable Shares, and (v) 82,000,000 SRXH Common Shares issuable pursuant to the ELOC Purchase Agreement. All SRXH Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

(c) (i) None of the outstanding SRXH Common Shares are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding SRXH Common Shares are subject to any right of first refusal in favor of SRXH; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of SRXH having a right to vote on any matters on which the SRXH Stockholders have a right to vote; (iv) there is no Contract to which SRXH is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any SRXH Common Shares; and (v) SRXH is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding SRXH Common Shares or other securities, and there are no SRXH Common Shares outstanding that are subject to a risk of forfeiture or other similar condition under any applicable restricted stock purchase agreement.

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4.3 Authority; Non-Contravention; Approvals.

(a) SRXH has the requisite corporate power and authority to enter into this Agreement and, subject to SRXH Stockholder Approval, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by SRXH, the performance by SRXH of its obligations hereunder and the consummation by SRXH of the Contemplated Transactions has been duly authorized by all necessary corporate action on the part of SRXH, subject only to SRXH Stockholder Approval. The SRXH Stockholder Approval Threshold is the only vote of the holders of any class or series of SRXH Common Stock necessary to approve the SRXH Stockholder Approval Matter. Except for SRXH Stockholder Approval, no other corporate proceeding on the part of SRXH is necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Acquisition. This Agreement has been duly executed and delivered by SRXH and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes the valid and binding obligation of SRXH, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(b) SRXH’s board of directors, by resolutions duly adopted by written consent, as of the date hereof, which will not subsequently be rescinded or modified in any way, has, as of the date hereof (i) approved, adopted and declared advisable this Agreement and the Acquisition, and determined that this Agreement and the Contemplated Transactions, are fair to and in the best interests of the SRXH Stockholders, and (ii) approved the SRXH Stockholder Approval Matter and resolved to recommend that the SRXH Stockholders approve the SRXH Stockholder Approval Matter, and directed that such matters be submitted for consideration of the SRXH Stockholders.

(c) The execution and delivery of this Agreement by SRXH does not, and the performance of this Agreement by SRXH will not, (i) conflict with or violate the Organizational Documents of SRXH, (ii) subject to obtaining the SRXH Stockholder Approval, conflict with or violate any Legal Requirement applicable to SRXH or by which its or any of its properties are bound or affected, or (iii) require SRXH to make any filing with or give any notice to a Person or to obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SRXH’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of SRXH pursuant to, any SRXH Contract to which SRXH is a party or by which SRXH or any of its properties are bound or affected (except, for purposes of this clause (iii), as would not, individually or in the aggregate, have a SRXH Material Adverse Effect).

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required by or with respect to SRXH in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i) the filings contemplated by Section 7.1 and Section 7.3(a), (ii) the filing of a Current Report on Form 8-K with respect to the Acquisition (the “Acquisition Form 8-K”) with the SEC within four (4) Business Days after the execution of this Agreement and the Closing Date, and (iii) such approvals as may be required under applicable state securities or “blue sky” laws or the rules and regulations of NYSE American.

4.4 SEC Filings; SRXH Financial Statements; No Undisclosed Liabilities.

(a) Except as set forth on Part 4.4(a) of the SRXH Disclosure Schedule, all SRXH SEC Documents required to be filed, including pursuant to Section 13(a) or 15(d) of the Securities Act, for the twelve months preceding the date hereof have been timely filed and, as of the time a SRXH SEC Document was filed with the SEC via the SEC’s EDGAR system (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the SRXH SEC Documents complied in all material respects with the applicable requirements of the Securities Act or Exchange Act (as the case may be) and (ii) none of the SRXH SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to SRXH SEC Documents required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) is accurate and complete, and complied as to form and content with all applicable Legal Requirements in effect at the time such certification was filed with or furnished to the SEC by SRXH. SRXH has never been an issuer subject to Rule 144(i) under the Securities Act.

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(b) SRXH maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning SRXH required to be disclosed by SRXH in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. SRXH maintains a system of internal controls over financial reporting which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States GAAP in each case, with respect to the SRXH Companies, taken as a whole. SRXH is in material compliance with all applicable provisions of the Sarbanes-Oxley Act.

(c) The financial statements (including any related notes) contained or incorporated by reference in the SRXH SEC Documents (the “SRXH Financials”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the consolidated financial position of SRXH as of the respective dates thereof and the consolidated results of operations and cash flows of SRXH for the periods covered thereby. The unaudited balance sheet of SRXH as of September 30, 2025 is hereinafter referred to as the “SRXH Balance Sheet.”

(d) As of the date of this Agreement, SRXH does not have any Liabilities, except for (i) Liabilities reflected on the SRXH Balance Sheet, (ii) Liabilities incurred since the date of the SRXH Balance Sheet in the ordinary course of business consistent with past practices, (iii) Liabilities incurred in connection with the Contemplated Transaction, and (iv) Liabilities for performance of obligations of SRXH under any SRXH Contract (other than for breach thereof).

(e) Except as may be disclosed in SRXH’s SEC Documents, SRXH is, and has been, in material compliance with (i) the applicable listing and corporate governance rules and regulations of NYSE American and (ii) the applicable provisions of the Sarbanes-Oxley Act.

4.5 Listing and Maintenance Requirements. SRXH Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and SRXH has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the SRXH Common Stock under the Exchange Act nor has SRXH received any notification that the SEC is contemplating terminating such registration. Except as set forth on Part 4.5 of the SRXH Disclosure Schedule, SRXH has not, in the 12 months preceding the date hereof, received notice from NYSE American to the effect that SRXH is not in compliance with the listing or maintenance requirements of NYSE American. SRXH has no reason to believe that it will not in the foreseeable future be in compliance with all such listing and maintenance requirements. The SRXH Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and SRXH is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

4.6 Absence of Certain Changes or Events. Except as may be disclosed in SRXH’s SEC Documents, from the date of the SRXH Balance Sheet through the date hereof, SRXH has conducted its business in all material respects in the ordinary course of business consistent with past practice and there has not been any event that has had a SRXH Material Adverse Effect.

4.7 Taxes. Each of the representations and warranties set forth in this Section 4.6 is qualified by “except as would not, individually or in the aggregate, have a SRXH Material Adverse Effect.”

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(a) Each income Tax Return and each other material Tax Return required to be filed by or with respect to SRXH has been timely filed (taking into account all valid extensions), and all such Tax Returns were true, complete and accurate in all respects. All Taxes due and payable by SRXH (whether or not shown on any Tax Return) have been timely paid, except to the extent such amounts are being contested in good faith and are properly reserved for on the books or records of SRXH to the extent any such reserve is required under GAAP.

(b) SRXH is not the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed against any of them in writing.

(c) All material Taxes that SRXH has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable Legal Requirements when due, have been duly and timely paid to the proper Governmental Body.

(d) SRXH is not a party to any Contract with any Person relating to allocating or sharing the payment of, or Liability for, Taxes or Tax benefits (other than pursuant to customary provisions included in agreements not primarily related to Taxes and entered into in the ordinary course of business). SRXH does not have any Liability for the Taxes of any Person as a transferee or successor or otherwise by operation of Legal Requirements.

(e) SRXH has not participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or 301.6111-2(b)(2).

(f) Within the past two (2) years, SRXH has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

4.8 Intellectual Property.

(a) The SRXH Companies own, co-own or otherwise possesses legally enforceable rights in and to all material SRXH Owned IP Rights, free and clear of all Encumbrances. The material SRXH IP Rights that are owned by the SRXH Companies are valid and subsisting and have not been found to be invalid or unenforceable by any Governmental Body.

(b) The SRXH Companies have taken reasonable measures to protect and maintain the confidentiality of the Trade Secrets included in the SRXH Owned IP Rights.

4.9 Compliance with Legal Requirements. Except as would not, individually or in the aggregate, have a SRXH Material Adverse Effect, the SRXH Companies hold all permits, licenses, authorizations, variances, exemptions, orders and approvals from applicable Governmental Bodies which are necessary to the operation of the business of the SRXH Companies.

4.10 Legal Proceedings; Orders.

(a) Except as may be disclosed in SRXH’s SEC Documents, since January 1, 2023 there has not been, and there is no pending, or threatened in writing, any Legal Proceeding and, to the knowledge of SRXH, no Person has threatened to commence any Legal Proceeding that involves the SRXH Companies.

(b) There is no Order to which any SRXH Company, or any of the assets owned or used by the SRXH Companies, is subject. To the knowledge of SRXH, no officer or other key employee of any SRXH Company is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of SRXH or to any material assets owned or used by the SRXH Companies.

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4.11 Title to Assets; Real Property. Except as set forth on Part 4.11 of the SRXH Disclosure Schedule, the SRXH Companies own, and have good, valid and marketable title to, all material tangible assets purported to be owned by the SRXH Companies, including all material tangible assets reflected in the books and records of the SRXH Companies as being owned by the SRXH Companies. All of said assets are owned by the SRXH Companies free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the SRXH Financials, (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the SRXH Companies, and (iii) Encumbrances described in Part 4.11 of the SRXH Disclosure Schedule. The SRXH Companies do not own and have never owned any real property, and do not currently hold any interest in real property, except for the leaseholds created under real property leases. The SRXH Companies are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including all assets reflected in the books and records of the SRXH Companies as being leased to the SRXH Companies.

4.12 Environmental Matters. SRXH is in compliance with all applicable Environmental Laws, which compliance includes the possession by SRXH of all permits and other authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where the failure to be in compliance would not, individually or in the aggregate, have a SRXH Material Adverse Effect.

4.13 Labor Matters.

(a) There are no agreements or other arrangements between SRXH and any trade union or other body representing employees.

(b) The SRXH Companies are in compliance in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, individual independent contractors and “leased employees” (within the meaning of Section 414(n) of the Code in the United States and other Legal Requirements in any jurisdiction in which SRXH employs interim employees).

4.14 SRXH Contracts. SRXH has disclosed in SRXH’s SEC Documents an accurate and complete copy of each material Contract to which any SRXH Company is a party or bound and which SRXH is required to disclose in SRXH’s SEC Documents (each a “SRXH Contract”).

4.15 Books and Records. The minute books of the SRXH Companies have been made available to Transferors and their respective counsel and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since January 1, 2023. Each of the stock certificate books, registers of stockholders and other corporate registers of the SRXH Companies comply in all material respects with the provisions of all applicable Legal Requirements and are complete and accurate in all material respects.

4.16 Insurance.

(a) Each SRXH Insurance Policy is in full force and effect, maintained in such amounts and with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as the SRXH Companies would, in accordance with good business practice, customarily insure. All premiums due and payable under such Insurance Policies have been paid on a timely basis and each SRXH Company is in compliance in all material respects with all other terms thereof. True, complete and correct copies of such Insurance Policies have been made available to Transferors.

(b) Except as set forth on Part 4.15(b) of the SRXH Disclosure Schedule, there are no material claims pending, under any Insurance Policy to which any SRXH Company is a party, as to which coverage has been denied or disputed. All material claims thereunder have been noticed in time and since January 1, 2023 SRXH has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has SRXH received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

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4.17 Code of Ethics. SRXH has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions. SRXH has promptly disclosed any change in or waiver of SRXH’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the knowledge of SRXH, there have been no violations of provisions of SRXH’s code of ethics by any such persons.

4.18 Government Contracts. SRXH has not been suspended or debarred from bidding on contracts with any Governmental Body, and to the knowledge of the SRXH, no such suspension or debarment has been initiated or threatened. The consummation of the Exchange will not result in any such suspension or debarment of SRXH (assuming that no such suspension or debarment will result solely from the identity of Transferors).

4.19 Related Party Transactions. Except as may be disclosed in the SRXH’s SEC Documents, no event has occurred since January 1, 2023 that would be required to be reported by SRXH as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K pursuant to the Exchange Act.

4.20 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Exchange based upon arrangements made by or on behalf of SRXH.

4.21 Disclosure; SRXH Information. None of the information supplied or to be supplied by or on behalf of SRXH for inclusion or incorporation by reference in the Registration Statement, will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact. None of the information supplied or tor be supplied by or on behalf of SRXH for inclusion or incorporated by reference in the Information Statement will, at the time the Stockholder Consent is executed or at the time the Information Statement is first mailed to the SRXH Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of the Stockholder Consent which has become false or misleading. Notwithstanding the foregoing, no representation is made by SRXH with respect to the information that has been or will be supplied by EMJC, any Transferor or any of their respective Representatives for inclusion in the Registration Statement or Information Statement.

4.22 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 4, neither SRXH nor any Person on behalf of SRXH has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of SRXH or its business in connection with the Contemplated Transactions, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) SRXH acknowledges and agrees that, except for the representations and warranties of EMJC set forth in Article 2, of DelawareCo set forth in Article 3, and of Transferors set forth in Article 5, neither SRXH nor its Representatives is relying on any other representation or warranty of DelawareCo, Transferors, or any other Person made outside of Article 2, Article 3 or Article 5, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Acquisition.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

Each Transferor, severally and not jointly, represents and warrants to SRXH as to itself as follows:

5.1 Ownership of Acquired Assets.

(a) Each Securities Transferor is the sole record, legal and beneficial owner of, as of the date hereof, of the Acquired Securities set forth beside such Securities Transferor’s name on Schedule I hereto. As of the Closing, such Transferor will be the sole record, legal and beneficial owner of all of the Acquired Securities set forth beside such Securities Transferor’s name on Schedule I hereto. Such Transferor is not a party to any option, warrant, purchase right or other Contract that could require such Transferor to sell, transfer or otherwise dispose of any of its Acquired Securities (other than as set forth in this Agreement) and has good and valid title to all of the Acquired Securities held by such Transferor and will, as of the Closing, have good and valid title to all Acquired Securities issuable in respect of such Acquired Securities, in each case free and clear of all Encumbrances. Upon the consummation of the Acquisition, SRXH will acquire good and marketable title to the Acquired Securities acquired by SRXH from such Transferor, free and clear of all Encumbrances.

(b)

(i) Each Asset Transferor owns, free and clear of all Encumbrances, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all IP Rights currently used, licensed or held for use by such Asset Transferor, for all such Asset Transferor’s IP Rights associated with, arising from, or otherwise directly or indirectly related to the Acquired IP Assets. No Legal Proceeding is pending or, to any Asset Transferor’s Knowledge, threatened against such Asset Transferor that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any IP Rights currently owned by or licensed to such Asset Transferor in and to the Acquired IP Assets, nor, to the knowledge of such Asset Transferor, is there any reasonable basis for any such Legal Proceeding. No Asset Transferor has received any written or, to the knowledge of such Asset Transferor, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the IP Rights of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of such Asset Transferor or of the Acquired IP Assets, nor to the knowledge of any Asset Transferor is there a reasonable basis therefor. There are no Orders to which any Asset Transferor is a party or its otherwise bound that (A) restrict the rights of such Asset Transferor to use, transfer, license or enforce any IP Rights owned by such Asset Transferor in and to the Acquired IP Assets, (B) restrict the conduct of the business of such Asset Transferor in order to accommodate a third Person’s IP Rights, or (C) grant any third Person any right with respect to any IP Rights owned by such Asset Transferor in and to the Acquired IP Assets. No Asset Transferor is currently or will be infringing, or has, in the past, infringed, misappropriated or violated any IP Rights of any other Person in connection with operating the business of such Asset Transferor as presently conducted or contemplated to be conducted or in connection the ownership, use or license of any IP Rights owned or purported to be owned by such Asset Transferor in and to the Acquired IP Assets or, to the knowledge of such Asset Transferor, otherwise in connection with the conduct of the businesses of such Asset Transferor. To the Asset Transferors’ Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any IP Rights owned, licensed by, licensed to, or otherwise used or held for use by such Asset Transferor in and to the Acquired IP Assets, in any material respect.

(ii) (A) all Crypto Assets recorded on each Asset Transferor’s books as owned by such Asset Transferor are beneficially owned by such Asset Transferor, free and clear of any Encumbrances (other than ordinary-course trading platform terms); (B) all Crypto Assets held by or for each Asset Transferor are fully accounted for, properly recorded, and fully accessible to such Asset Transferor; (C) each Asset Transferor maintains secure custody protocols, including private key management, multi-factor authentication, cold/warm wallet segregation, and access controls, consistent with industry standards; (D) no Asset Transferor has lost, misplaced, destroyed, or otherwise rendered inaccessible any private keys, seed phrases, or wallet credentials required to access any Crypto Assets owned or controlled by such Asset Transferor.

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5.2 Authority; Non-Contravention.

(a) If a natural person, such Transferor has the requisite legal capacity to enter into this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. If not a natural person, (i) such Transferor has the requisite corporate, limited liability company or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions and (ii) the execution and delivery of this Agreement by such Transferor, the performance by such Transferor of its obligations hereunder and the consummation by such Transferor of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of such Transferor. This Agreement has been duly executed and delivered by such Transferor and, assuming the due authorization, execution and delivery the other parties hereto, constitutes the valid and binding obligation of such Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(b) The execution and delivery of this Agreement by such Transferor does not, and the performance of this Agreement by such Transferor will not, conflict with or violate any Organizational Document or Legal Requirement applicable to such Transferor or by which its properties are bound or affected.

(c) Such Transferor is not subject to any Insolvency Proceedings.

5.3 Tax Matters. Such Transferor has had the opportunity to review with such Transferor’s tax advisors the applicable Tax consequences of the Contemplated Transactions, including the acquisition of the Acquired Securities acquired from such Transferor by SRXH. Such Transferor is relying solely on such advisors and not on any statements or representations of SRXH or any of their Representatives with respect to Tax matters. Such Transferor understands that it (and not SRXH) shall be responsible for such Transferor’s Tax Liability and any related interest and penalties that may arise as a result of the Contemplated Transactions.

5.4 Disclosure; Transferor Information. None of the information supplied or to be supplied by or on behalf of such Transferor for inclusion or incorporation by reference in the Registration Statement, will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact. None of the information supplied or to be supplied by or on behalf of such Transferor for inclusion or incorporated by reference in the Information Statement will, at the time the Stockholder Consent is executed or at the time the Information Statement is first mailed to the SRXH Stockholders, contain any statement that, in light of the circumstances under which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of the Stockholder Consent which has become false or misleading. Notwithstanding the foregoing, no representation is made by such Transferor with respect to the information that has been or will be supplied by any other Transferor, any of the SRXH Companies or any of their respective Representatives for inclusion in the Registration Statement or the Information Statement.

5.5 Ownership of SRXH Capital Stock; Affiliates. Except as set forth on Part 5.5 of the Transferor Disclosure Schedule, such Transferor (including such Transferor’s Affiliates) does not own, directly or indirectly, beneficially or of record, any SRXH Common Shares or any other economic interest (through derivative securities or otherwise) in, SRXH. Except as set forth on Part 5.5 of the Transferor Disclosure Schedule, no Transferor is an “affiliate” of any other Transferor as such term is defined in Rule 12b-2 of the Exchange Act.

5.6 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 5, neither Transferors nor any Person on behalf of Transferors has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of SRXH or any of its Subsidiaries or Transferors in connection with the Contemplated Transactions, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

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(b) Each Transferor acknowledges and agrees that, except for the representations and warranties of SRXH set forth in Article 4, none of such Transferor or any of such Transferor’s Representatives are relying on any other representation or warranty of SRXH or any other Person made outside of Article 4, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 6
CONDUCT OF BUSINESS PENDING THE CLOSING

6.1 Conduct of SRXH Business. Except (i) as set forth on Part 6.1 of the SRXH Disclosure Schedule, (ii) as expressly contemplated by this Agreement, (iii) as required by applicable Legal Requirements or (iv) unless the Transferors shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (the “Pre-Closing Period”), SRXH shall, and shall cause its Subsidiaries to, conduct their respective businesses and operations (a) in the ordinary course of business consistent with past practice; and (b) in compliance in all material respects with all applicable Legal Requirements and requirements of all Contracts that constitute SRXH Contracts. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement (including the actions set forth on Part 6.1 of the SRXH Disclosure Schedule), or with the prior written consent of the Transferors (which consent shall not be unreasonably withheld, delayed or conditioned), SRXH will not, and will not permit its Subsidiaries to:

(a) amend or otherwise change any of the Organizational Documents of SRXH or effect or be a party to any merger, consolidation, share exchange business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) (except for the issuance of SRXH Common Shares issuable pursuant to SRXH Options in accordance with the terms under the SRXH Incentive Plan or pursuant to SRXH Warrants, as the case may be, which SRXH Options or SRXH Warrants, as the case may be, are outstanding on the date hereof);

(c) extend credit for borrowed money to any Person or incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities or other obligations of any other Person or sell, pledge, dispose of or create an Encumbrance with respect to any assets (except for Encumbrances created by operation of law or dispositions of obsolete or worthless assets);

(d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of any SRXH Options or SRXH Warrants or authorize cash payments in exchange for any SRXH Options or SRXH Warrants, except as may be required under any SRXH Incentive Plan, Contract or this Agreement or as may be required by applicable Legal Requirements;

(e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the SRXH Reverse Stock Split if applicable) or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

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(f) sell, assign, transfer, license, sublicense or otherwise dispose of any IP Rights, other than in the ordinary course of business (which shall include material transfer agreements, services agreements, non-disclosure agreements and other ordinary course Contracts with non-exclusive licenses);

(g) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any other material property or assets or any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(h) forgive any loans to any Person, including its employees, officers, directors or Affiliates;

(i) except as may be required under the SRXH Incentive Plan, and SRXH Contract or this Agreement or as may be required by applicable Legal Requirements, (i) increase the compensation payable or to become payable to its directors, officers, employees or consultants, (ii) grant any severance, change in control, retention or termination pay to, or enter into any employment, severance or similar agreement with, any director, officer, employee or consultant, (iii) hire any new employee or consultant whose annual base salary is more than $150,000 per year, (iv) establish, adopt, enter into, terminate or amend in any material respect any collective bargaining or similar agreement or the SRXH Incentive Plan, or take any action to accelerate the time of payment or vesting of any compensation or benefits or take any action to fund or secure the funding of any compensation or benefits (other than qualified retirement plan benefits);

(j) take any action, other than as required by applicable Legal Requirements or GAAP, to change accounting policies or procedures;

(k) (i) make or change any material Tax election inconsistent with past practices, (ii) change any material Tax accounting method, (iii) settle or compromise any material federal, state, local or foreign Tax Liability, (iv) fail to timely pay all Taxes due and payable by SRXH (taking into account all valid extensions), (v) amend or otherwise modify a Tax Return of SRXH, (vi) make a request for a Tax ruling to any Governmental Body, (vii) agree to any extension or waiver of the limitation period relating to any material Tax Liability, or (viii) enter into any Tax sharing, Tax allocation, or Tax indemnification agreement;

(l) pay, discharge or satisfy any claims or Liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the SRXH Financials, or incurred in the ordinary course of business and consistent with past practice;

(m) initiate any litigation, action, suit, proceeding, claim or arbitration (each, an “Action”), or settle or agree to settle any Action, other than any settlement which (i) provides a complete release of all claims against SRXH, and (ii) that does not involve the payment of any amount by SRXH in excess of $100,000 (after giving effect to any insurance coverage applicable to such settlement) (except for any Action arising out of or related to this Agreement or the Contemplated Transactions);

(n) fail to make any material payment with respect to any of SRXH’s or any of its Subsidiaries’ accounts payable or indebtedness in a timely manner in accordance with the terms thereof and consistent with past practices;

(o) enter into or amend a Contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions; or

(p) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(p) above.

The Parties acknowledge and agree that (i) nothing contained in this Agreement shall give the Transferors, directly or indirectly, the right to control or direct the operations of any SRXH Company prior to the Closing, (ii) prior to the Closing, each SRXH Company shall exercise, consistent with the terms and conditions of this Agreement, complete control over its operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of the Transferors will be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any applicable Legal Requirements.

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6.2 Conduct of Acquired Securities Issuer’s Businesses. Except as set forth on Part 6.2 of the EMJC Disclosure Schedule or Part 6.2 of the DelawareCo Disclosure Schedule, as applicable, as expressly contemplated by this Agreement, as required by applicable Legal Requirements, or unless SRXH shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period, the Acquired Securities Issuer shall, and shall cause their respective Subsidiaries to, conduct their respective businesses and operations (a) in the ordinary course of business consistent with past practice, and (b) in compliance in all material respects with all applicable Legal Requirements and the requirements of all Contracts that constitute DelawareCo Contracts. In addition, without limiting the foregoing, other than as expressly contemplated by this Agreement (including the actions set forth on Part 6.2 of the EMJC Disclosure Schedule or Part 6.2 of the DelawareCo Disclosure Schedule), or with the prior written consent of SRXH (which consent shall not be unreasonably withheld, delayed or conditioned), each of the Acquired Securities Issuers will not, and will not permit its Subsidiaries to:

(a) amend or otherwise change any of its Organizational Documents or effect or be a party to any merger, consolidation, share exchange business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest);

(c) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except, for the avoidance of doubt, the Contemplated Transactions;

(d) extend credit for borrowed money to any Person or incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities or other obligations of others or sell, pledge, dispose of or create an Encumbrance with respect to any assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, and (ii) Encumbrances created by operation of law or dispositions of obsolete or worthless assets);

(e) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or authorize cash payments in exchange for any options;

(f) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of its capital stock, except that a wholly owned Subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing except, for the avoidance of doubt, the Contemplated Transactions;

(g) sell, assign, transfer, license, sublicense or otherwise dispose of any IP Rights other than in the ordinary course of business (which shall include material transfer agreements, services agreements, non-disclosure agreements and other ordinary course Contracts with non-exclusive licenses);

(h) materially change any royalty payments charged by such Acquired Securities Issuer, as applicable, or materially change any royalty payments charged by Persons who have licensed IP Rights to such Acquired Securities Issuer, other than in the ordinary course of business;

(i) form any Subsidiary;

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(j) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any other material property or assets or any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(k) forgive any loans to any Person, including its employees, officers, directors or Affiliates;

(l) take any action, other than as required by applicable Legal Requirements, IFRS or GAAP, to change accounting policies or procedures;

(m) (i) make or change any material Tax election inconsistent with past practices, (ii) change any material Tax accounting method, or (iii) settle or compromise any material federal, state, local or foreign Tax Liability, except, in the case of clauses (i) and (ii), as required by Legal Requirements;

(n) pay, discharge or satisfy any claims or Liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of Liabilities incurred in the ordinary course of business and consistent with past practice or otherwise incurred in connection with the Contemplated Transactions;

(o) other than in the ordinary course of business, enter into, materially amend or terminate any EMJC Contract or DelawareCo Contract;

(p) enter into or amend a Contract that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Contemplated Transactions;

(q) settle or agree to settle any Action, other than in the ordinary course of business (except, subject to Section 7.17, for any Action arising out of or related to this Agreement or the Contemplated Transactions);

(r) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.2(a) through (q) above.

The Parties acknowledge and agree that (i) nothing contained in this Agreement shall give SRXH, directly or indirectly, the right to control or direct the operations of EMJC or DelawareCo prior to the Closing, (ii) prior to the Closing, EMJC and DelawareCo shall exercise, consistent with the terms and conditions of this Agreement, complete control over its respective operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of SRXH will be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any applicable Legal Requirements.

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ARTICLE 7
ADDITIONAL AGREEMENTS

7.1 Registration Statement; Information Statement.

(a) (i) on or before thirty (30) days after the date of this Agreement, SRXH, in cooperation with the Transferors, shall use reasonable efforts to promptly prepare and file with the SEC a preliminary information statement relating to the SRXH Stockholder Consent to be executed in connection with the Contemplated Transactions (the definitive form of such information statement, together with any amendments thereof or supplements thereto, the “Information Statement”) and (ii) on or before forty-five (45) days after the date of this Agreement, SRXH, in cooperation with Transferors, shall use reasonable efforts to promptly prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”), in which the Information Statement shall be included as a part (the Information Statement and the Form S-4, collectively, the “Registration Statement”), in connection with the registration under the Securities Act of the SRXH Common Shares to be issued in the Contemplated Transactions. In connection with the preparation of the Registration Statement, Transferors shall promptly prepare and deliver any financial statements necessary to meet applicable filing requirements. SRXH will, reasonably promptly following the receipt thereof, make available to Transferors any SEC correspondence related to the Registration Statement. Each of SRXH and the Transferors will cooperate in good faith to facilitate the issuance of any opinions required to be filed in connection with the effectiveness of the Form S-4 or the Registration Statement, including, without limitation, the U.S. federal income tax treatment of the Contemplated Transactions. In connection therewith, the Transferors shall deliver to the applicable legal counsel of SRXH a duly executed certificate containing reasonable and customary representations, warranties and/or covenants in a form and substance reasonably necessary and appropriate to enable the legal counsel of SRXH to render any opinions to be filed in connection with the declaration of effectiveness of the Form S-4 and/or the Registration Statement regarding the U.S. federal income tax treatment of the Contemplated Transactions or any subset thereof. Each of SRXH and the Transferors shall use their commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal, state, securities and other Legal Requirements in connection with the issuance of SRXH Common Shares in the Contemplated Transactions. Each of SRXH and Transferors shall furnish all information concerning such Party, such Party’s Subsidiaries and such Party’s directors, executive officers and shareholders, as applicable, to the other parties as the other parties may reasonably request in connection with such actions and the preparation of the Registration Statement. SRXH covenants and agrees that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the Transferors covenants and agrees that the information supplied by the Transferors to SRXH for inclusion in the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, SRXH makes no covenant, representation or warranty with respect to statements made in the Registration Statement, if any, based on information provided by or on behalf of any Transferor or any of their respective Representatives for inclusion therein. SRXH shall use commercially reasonable efforts to cause the Information Statement to be mailed to its stockholders as promptly as practicable (but within five (5) Business Days) after the Registration Statement is declared effective by the SEC. If SRXH or any Transferor become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement, then such party shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the SRXH Stockholders.

(b) Notwithstanding anything to the contrary stated above, prior to filing and mailing, as applicable, the Registration Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, SRXH shall provide Transferors a reasonable opportunity to review and comment on such document or response and shall discuss with the Transferors and include in such document or response, comments reasonably and promptly proposed by Transferors. SRXH will advise the Transferors, promptly after SRXH receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of SRXH Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

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7.2 Access to Information; Confidentiality. During the Pre-Closing Period, and upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such Party is subject, SRXH and the Transferors each shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to, afford to the Representatives of the other, reasonable access, during the Pre-Closing Period, to all its properties, books, contracts, commitments and records (including Tax records) and, during such period, SRXH and the Transferors each will furnish promptly to the other all information concerning its business, properties and personnel as such other Party may reasonably request, and each will make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either Party may reasonably request. Any investigation conducted by SRXH or the Transferors pursuant to this Section 7.2 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the other Party. Each Party will keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the “Confidentiality Agreement”) between the Transferors and SRXH, which agreement the parties agree will continue in full force following the date of this Agreement. Notwithstanding anything herein to the contrary in this Section 7.2, no access or examination contemplated by this Section 7.2 shall be permitted to the extent that it would require any Party or its Subsidiaries to waive the attorney-client privilege or attorney work product privilege, or violate any applicable Legal Requirement; provided, that such Party or its Subsidiary: (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver; (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information); and (iii) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

7.3 Regulatory Approvals and Related Matters.

(a) Each Party will promptly file all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Contemplated Transactions, and submit promptly any additional information requested by any such Governmental Body. Each of the Transferors and SRXH will notify the other promptly upon the receipt of (and, if in writing, share a copy of) any communication received by such Party from, or given by such Party to, any Governmental Bodies and of any material communication received or given in connection with any proceeding by a private party, in each case in connection with the Contemplated Transactions. Without limiting the generality of the foregoing, the Parties shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be filed in connection with the Contemplated Transactions under any applicable foreign Legal Requirement relating to antitrust or competition matters. SRXH and the Transferors shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters. Each of the Transferors and SRXH will give the other prompt notice of the commencement or known threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to any of the Contemplated Transactions, will keep the other reasonably informed as to the status of any such Legal Proceeding or threat, and, in connection with any such Legal Proceeding, will permit authorized representatives of the other to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

(b) Upon the terms and subject to the conditions set forth in this Agreement and subject to this Section 7.3(b), each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or advisable to satisfy each of the conditions set forth in Article 8, consummate the Acquisition and make effective the other Contemplated Transactions (provided that no Party will be required to waive any of the conditions set forth in Article 8, as applicable, as part of its obligations to consummate the Contemplated Transactions). Without limiting the generality of the foregoing, but subject to this Section 7.3(b), each Party agrees to use its commercially reasonable efforts to: (i) as promptly as practicable, prepare and file all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Contemplated Transactions; and (iii) lift any restraint, injunction or other legal bar to the Contemplated Transactions.

7.4 Director Indemnification and Insurance.

(a) From the Closing through the sixth (6th) anniversary of the Closing Date, SRXH shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director or officer of such Acquired Securities Issuer or SRXH (the “D&O Indemnified Parties”), against all claims, losses, Liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of an Acquired Securities Issuer or SRXH, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under applicable Legal Requirement, and such Acquired Securities Issuer’s or SRXH Company’s Organizational Documents, as applicable. Each D&O Indemnified Party will, to the fullest extent permitted under applicable Legal Requirements and Acquired Securities Issuer’s or SRXH Company’s Organizational Documents, as applicable, be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the applicable SRXH Company and such Acquired Securities Issuer, jointly and severally, upon receipt by SRXH or such Acquired Securities Issuer from the D&O Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by applicable Legal Requirement, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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(b) From and after the Closing, SRXH shall maintain directors’ and officers’ liability insurance policies (at the Acquired Securities Issuers’ expense) for SRXH and its Subsidiaries, including EMJC, DelawareCo, and their respective Subsidiaries, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to SRXH. In addition, prior to the Closing, SRXH shall purchase and fully pre-pay (at the Acquired Securities Issuers’ expense up to $250,000.00, with any remaining expense borne by SRXH) a “tail” endorsement for SRXH’s existing directors’ and officers’ insurance policies and SRXH’s existing fiduciary liability insurance policies, in each case, that provides a six-year extended reporting period from and after the Closing for claims first made against an individual insured for any alleged or actual wrongful act(s) that occurred prior to the Closing (including in connection with this Agreement) (the “D&O Tail”). In the event the D&O Tail is not available to be purchased from SRXH’s existing directors’ and officers’ and/or fiduciary liability insurer(s) then SRXH shall obtain and fully pre-pay (at the Acquired Securities Issuers’ expense) the premium for directors’ and officers’ and fiduciary liability insurance policies which would be the equivalent of the D&O Tail with coverage that is substantially equivalent to and in any event not less favorable than the SRXH’s current existing directors’ and officers’ and fiduciary liability insurance and which cannot be cancelled for any reason. Additionally, the Acquired Securities Issuers will obtain run-off “tail” endorsements to its current directors’ and officers’ insurance policies (or runoff or “tail” policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of each Acquired Securities Issuer) with respect to acts or failures to act prior to the Closing. Notwithstanding the foregoing, the Acquired Securities Issuers shall not be required to pay or reimburse SRXH for more than $250,000.00 for any D&O Tail referred to in this Section 7.4(b). SRXH shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by the Persons referred to in this Section 7.4 in connection with their enforcement of their rights provided in this Section 7.4 but only if and to the extent that such Persons are successful on the merits of such enforcement action.

(c) The provisions of this Section 7.4 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Acquired Securities Issuers and SRXH by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(d) This Section 7.4 is intended to be (i) for the benefit of, and shall be enforceable by, the D&O Indemnified Parties, their heirs and personal representatives and shall be binding on the Acquired Securities Issuers, SRXH and their respective successors and assigns, (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any D&O Indemnified Party may have by contract or otherwise, including indemnification agreements that SRXH or the Acquired Securities Issuers have entered into with any of their respective directors or officers, and (iii) may not be amended, altered or repealed after the Closing without the prior written consent of the affected D&O Indemnified Party (provided that, for the avoidance of doubt, such amendment, alteration or repeal prior to the Closing shall be governed by Section 9.2).

(e) In the event SRXH or any Acquired Securities Issuer or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of SRXH or such Acquired Securities Issuer, as the case may be, shall succeed to the obligations set forth in this Section 7.4.

7.5 Notification of Certain Matters.

(a) SRXH and each Transferor will give prompt notice to the others of: of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in a manner that causes the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, not to be satisfied, and (ii) any failure of SRXH or such Transferor, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

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(b) SRXH and each Transferor will give prompt notice to the others of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition; (ii) any notice or other communication from any Governmental Body in connection with the Acquisition; (iii) any litigation relating to or involving or otherwise affecting SRXH or such Transferor, as the case may be, that relates to the Contemplated Transactions; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under a SRXH Contract, EMJC Contract or DelawareCo Contract, as applicable; and (v) any change that would be considered reasonably likely to result in a SRXH Material Adverse Effect an EMJC Material Adverse Effect or a DelawareCo Material Adverse Effect, as applicable.

(c) No notification given to a Party pursuant to this Section 7.5 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Party providing such notification or any of such Party’s Subsidiaries contained in this Agreement, the SRXH Disclosure Schedule, the EMJC Disclosure Schedule or the DelawareCo Disclosure Schedule, as appropriate, for purposes of Section 8.2 or Section 8.3, as appropriate. The failure by a Party to give a notification required under this Section 7.5 or any delay in providing such a required notification shall not be treated as a breach of covenant for the purposes of Section 8.2(a) or Section 7.3(a), as applicable, unless such failure or delay results in material prejudice to another Party.

7.6 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, and thereafter the Transferors and SRXH will consult with each other before issuing any press release or otherwise making any public statements (including disclosure under the Securities Act or Exchange Act) with respect to the Acquisition or this Agreement. No Party shall, and no Party shall permit any of its Subsidiaries or Representatives to, issue any press release or make any such public statement (to any customers or employees of such Party, to the public or otherwise) relating to the Acquisition without the prior consent of, in the case of (i) SRXH, Sellers, or (ii) a Transferor and SRXH, which will not be unreasonably withheld, conditioned or delayed; provided, however, that (A) on the advice of outside legal counsel, SRXH may issue a press release or public statement without the consent of the Transferors if SRXH, with the advice of outside legal counsel, reasonably determines is required by Legal Requirements or otherwise made in connection with the termination of this Agreement and (B) other than a press release announcing the termination of this Agreement or a subsequent press release relating to such termination, any press release or public statement relating to the Acquisition to be issued without the consent of the Transferors pursuant to clause (A) shall be subject to reasonable prior notice to and review of EMJC and SRXH shall consider any and all reasonable comments of the Transferors thereon in good faith. Notwithstanding the foregoing, each of SRXH and the Transferors may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by SRXH or the Transferors in compliance with this Section 7.6 and such statements do not result in the requirement to amend or supplement the Registration Statement or the Information Statement and are not deemed to be a “free-writing prospectus” as such term is defined under the Securities Act.

7.7 Conveyance Taxes. Each Party will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Acquisition that are required or permitted to be filed on or before the Closing or in relation to stamp Taxes in respect of the transfers of (or agreement to transfer) the Acquired Securities after the Closing. Without limiting the generality of the forgoing, SRXH shall not have any Liability for any Tax incurred by any Transferor in connection with the Acquisition.

7.8 Board of Directors; Officers and Employees. Until successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements, the Parties shall use reasonable best efforts and take all necessary action so that the Persons listed in Schedule 7.8 are elected or appointed, as applicable, to the positions of officers and directors of SRXH, as set forth therein, to serve in such positions effective as of the Closing. If any Person listed in Schedule 7.8 is unable or unwilling to serve as officer or director of SRXH, as set forth therein, the Party appointing such Person (as set forth on Schedule 7.8) shall designate a successor.

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7.9 Non-Solicitation by SRXH and the Transferors.

(a) Non-Solicitation by SRXH.

(i) During the Pre-Closing Period, SRXH will not and will not authorize or permit any Representative of SRXH, directly or indirectly, to (i) solicit or initiate, or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding SRXH to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any agreement providing for or otherwise relating to any Acquisition Transaction (other than an Acceptable SRXH Confidentiality Agreement); SRXH shall, and shall cause its Subsidiaries and instruct its and their respective Representatives to, promptly upon the execution of this Agreement cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than the Transferors and their respective Affiliates) conducted heretofore by SRXH or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal, and, in connection therewith, SRXH will immediately discontinue access by any Person (other than the Transferors and their respective Affiliates) to any data room (virtual or otherwise) established by SRXH or its Representatives for such purpose. Without limiting the generality of the foregoing, SRXH acknowledges and agrees that in the event any Representative of SRXH (or its Subsidiaries) takes any action that, if taken by SRXH (or its Subsidiaries), would constitute a breach of this Section 7.9(a)(i), the taking of such action by such Representative will be deemed to constitute a breach of this Section 7.9(a)(i) by SRXH for purposes of this Agreement.

(ii) During the Pre-Closing Period, SRXH will promptly (and in no event later than forty-eight (48) hours after receipt of any Acquisition Proposal or any inquiry or indication of interest that SRXH reasonably expects to lead to an Acquisition Proposal) advise the Transferors orally and in writing of any Acquisition Proposal or inquiry or indication of interest that SRXH reasonably expects to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry or indication of interest, and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period. SRXH will keep the Transferors informed, on a prompt basis, in all material respects with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

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(b) Non-Solicitation by the Transferors.

(i) During the Pre-Closing Period, the Acquired Securities Issuers and Transferors will not and will not authorize or permit any of their respective Subsidiaries or authorize any of their respective Representatives, directly or indirectly, to (v) solicit or initiate, or knowingly encourage, induce or facilitate the making, submission or announcement of any Asset Acquisition Proposal, EMJC Acquisition Proposal or DelawareCo Acquisition Proposal or take any action that would reasonably be expected to lead to an, Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal, (w) furnish any nonpublic information regarding the Transferors to any Person in connection with or in response to an Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal, (x) engage in discussions or negotiations with any Person with respect to any Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal, (y) approve, endorse or recommend any Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal or (z) enter into any letter of intent or similar document or any agreement providing for or otherwise relating to any transaction described in the definition of “Asset Acquisition Proposal” “EMJC Acquisition Proposal” or “DelawareCo Acquisition Proposal”, taking into account the proviso in such definition. Transferors shall, and shall cause each of their Subsidiaries and instruct their respective Representatives to, promptly upon the execution of this Agreement cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than SRXH and its respective Affiliates) conducted heretofore by the Transferors or any Subsidiary thereof or any of its or their respective Representatives, with respect to an Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal or which could reasonably be expected to lead to an Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal, and, in connection therewith, such Transferor will immediately discontinue access by any Person (other than SRXH and its respective Affiliates) to any data room (virtual or otherwise) established by the Transferors or their respective Representatives for such purpose. Without limiting the generality of the foregoing, the Acquired Securities Issuers and Transferors acknowledge and agree that in the event any Representative of any Acquired Securities Issuer or Transferor (or their respective Subsidiaries), takes any action that, if taken by such Acquired Securities Issuer or Transferor (or its Subsidiaries) would constitute a breach of this Section 7.9(b)(i), the taking of such action by such Representative will be deemed to constitute a breach of this Section 7.9(b)(i) by such Acquired Securities Issuer or Transferor for purposes of this Agreement.

(ii) During the Pre-Closing Period, the Acquired Securities Issuers and Transferors will promptly (and in no event later than forty-eight (48) hours after receipt of any Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal or any inquiry or indication of interest that any Acquired Securities Issuer or Transferor reasonably expects to lead to an Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal) advise SRXH in writing of any Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal or inquiry or indication of interest that any Acquired Securities Issuer or Transferor reasonably expects to lead to an Asset Acquisition Proposal, EMJC Acquisition Proposal or DelawareCo Acquisition Proposal (including the identity of the Person making or submitting such, Asset Acquisition Proposal, EMJC Acquisition Proposal, or DelawareCo Acquisition Proposal, inquiry or indication of interest, and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Acquired Securities Issuers and Transferors will keep SRXH informed, on a prompt basis, in all material respects with respect to the status of any such Asset Acquisition Proposal, EMJC Acquisition Proposal or DelawareCo Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

7.10 Listing; Symbol. SRXH will use its commercially reasonable efforts to cause (a) the SRXH Common Shares to be issued in connection with the Acquisition to be approved for listing (subject to notice of issuance) on NYSE American at or prior to the Closing and (b) the SRXH Common Stock to be listed on NYSE American under the symbol “EMJX” at or as promptly as possible after the Closing.

7.11 Disclosure Schedules. Each of SRXH, DelawareCo, and EMJC may in its discretion, for informational purposes only, supplement the information set forth on the SRXH Disclosure Schedule, DelawareCo Disclosure Schedule or EMJC Disclosure Schedule, as applicable, with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the SRXH Disclosure Schedule, DelawareCo Disclosure Schedule, or EMJC Disclosure Schedule, as applicable, on the date hereof or that is necessary to correct any information in the SRXH Disclosure Schedule, DelawareCo Disclosure Schedule, or EMJC Disclosure Schedule, as applicable, which has been rendered inaccurate thereby promptly following discovery thereof. Any amended or supplemented disclosure shall not be deemed to modify the representations and warranties of SRXH, DelawareCo, EMJC, or Transferors for purposes of Section 7.1(a) and 7.3(a) or any other provision of this Agreement.

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7.12 Tax Matters.

(a)	Intended Tax Treatment. For U.S. federal income Tax purposes, the Parties intend that (i) the Share Exchange by the DelawareCo Transferors in exchange for shares of SRXH Common Stock constitute a tax-deferred reorganization within the meaning of Section 368(a) of the Code, (ii) this Agreement be, and is hereby adopted as, a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code; and (iii) Exchangeable Shares constitute voting common stock of SRXH for U.S. federal income tax purposes. The Parties shall use their commercially reasonable efforts, and shall cause their respective Affiliates to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Share Exchange by the DelawareCo Transferors in exchange for shares of SRXH Common Stock to qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Code and no Party shall take any position on any Tax Return that is inconsistent with such treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. None of the Parties makes any representation regarding whether the Acquisition will so qualify. The Parties acknowledge that each Party is relying solely on its own Tax advisors in connection with this Agreement, the Acquisition, and the other transactions and agreements contemplated hereby. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a). The parties further intend that the Contemplated Transactions, together with all concurrent contributions of cash or other property to SRXH in exchange for SRXH Common Stock or other SXRH equity securities, considered collectively as a single integrated transaction, constitute a tax-deferred exchanged under Section 351(a) of the Code and, provided the applicable Tax requirements are satisfied, no Party shall take any position on any Tax Return that is inconsistent with such treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding anything herein to the contrary in this Agreement, no Party shall take, or omit to take, any action that could reasonably be expected to prevent or impede the Acquisition from qualifying as a reorganization within the meaning of Section 368(a) or Section 351(a) of the Code.

(b)	Preparation and Filing of Returns. The DelawareCo Transferors shall prepare and timely file all Tax Returns of DelawareCo for any taxable periods ending on before the Closing Date that are required to be filed after the Closing Date (a “Pre-Closing Tax Period”). The DelawareCo Transferors shall prepare such Tax Returns (or cause such Tax Returns to be prepared) in a manner consistent with the prior practice of DelawareCo unless otherwise required by applicable Legal Requirements. The DelawareCo Transferors shall provide drafts of such Tax Returns to SRXH for SRXH’s review and comment not later than thirty (30) days prior to the due date for filing such Tax Returns (including automatic extensions thereto), and such Tax Returns that are not income Tax Returns shall be provided to SRXH for SRXH’s review and comment within a commercially reasonable time prior to the to the due date for filing such Tax Returns. The DelawareCo Transferors will consider any comments made by SRXH to such Tax Returns in good faith. SRXH shall prepare and timely file (or cause to be to be prepared and timely filed) all Tax Returns of DelawareCo for any taxable periods beginning after the Closing Date. The DelawareCo Transferors, SRXH and DelawareCo shall cooperate, and shall cause their respective Affiliates to cooperate, in connection with the preparation, signing and filing of each such Tax Return, including maintaining, storing or furnishing all records, documents or information necessary for the preparation of any such Tax Returns required to file under this Section 7.12(b).

(c)	Tax Contests. Any Party who receives any notice of a proposed audit, adjustment, assessment, examination, claim or other controversy or other Legal Proceeding relating to DelawareCo with respect to (A) Taxes of DelawareCo relating to a Pre-Closing Tax Period, (B) which may give rise to liability of any other Party hereto, or (C) the intended Tax treatment as described under Section 7.12(a) (each a “Tax Contest”), shall promptly notify the other Parties of the receipt of such notice. Such notice shall contain any notice or other documents received from any Governmental Body with respect to such Tax Contest. The Parties each agree to consult with and to keep the other Parties hereto informed on a regular basis regarding the status of any such Tax Contest. The DelawareCo Transferors shall have the sole right, but not the obligation, to control the contest or resolution of any such Tax Contest for any Pre-Closing Tax Period; provided, however, SRXH shall have the sole right to conduct or control any Tax Contest for any taxable period beginning after the Closing Date or which does not relate exclusively to a Pre-Closing Tax Period. With respect to any Tax Contest that the DelawareCo Transferors control, upon the reasonable request of SRXH, the DelawareCo Transferors shall provide SRXH with any material correspondence to or from a Governmental Body in connection with such Tax Contest. With respect to any Tax Contest which SRXH controls, upon the reasonable request of the DelawareCo Transferors, SRXH shall provide the DelawareCo Transferors with any material correspondence to or from a Governmental Body in connection with such Tax Contest.

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7.13 Legends. Only to the extent required by the Securities Act, the certificates (or uncertificated book-entries, as applicable) representing SRXH Common Shares issued pursuant to this Agreement shall bear the following legend (along with any other legends that may be required under applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

7.14 Restrictions on Transfer. Except with the consent of SRXH, which shall not be unreasonably withheld, each Securities Transferor covenants and agrees for the benefit of SRXH that during the Pre-Closing Period, such Transferor will not, directly or indirectly offer, sell, transfer (whether by merger, operation of law or otherwise), pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding, directly or indirectly, with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of any shares of the capital stock of any Acquired Securities Issuer, any security convertible into or exercisable or exchangeable for, or that represents the right to receive, shares of the capital stock of any Acquired Securities Issuer, or any interest in any of the foregoing; or take any other action with respect to shares in shares of the capital stock of any Acquired Securities Issuer, any security convertible into or exercisable or exchangeable for, or that represents the right to receive, shares in the shares of the capital stock of any Acquired Securities Issuer, or any interest in any of the foregoing, that would in any way restrict, limit, or interfere with the performance of such Transferor’s obligations hereunder or the Contemplated Transactions.

7.15 SRXH Reverse Stock Split. If mutually agreed, SRXH shall use commercially reasonable efforts to effect a SRXH Reverse Stock Split, as previously authorized by the SRXH Stockholders on July 23, 2025 and October 8, 2025, and SRXH shall take such other actions as shall be reasonably necessary to effectuate the SRXH Reverse Stock Split if agreed by mutual consent of EMJC, DelawareCo and SRXH.

7.16 Stockholder Litigation. During the Pre-Closing Period, SRXH shall (a) advise the Transferors in writing of any stockholder litigation against it or its directors relating to this Agreement or the Contemplated Transactions promptly after becoming aware of any such litigation and shall keep the Transferors apprised regarding developments in such stockholder litigation and (b) give the Transferors the opportunity to participate in the defense or settlement of any stockholder litigation relating to this Agreement or any of the Contemplated Transactions, and shall not settle any such litigation without the Transferors’ written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.17. Obligations Regarding Exchangeable Shares.

(a) The terms of the Exchangeable Shares shall be as mutually agreed between SRXH and the Transferor’s receiving Exchangeable Shares hereunder.

(b) SRXH shall use its commercially reasonable efforts:

(i) to cause the listing and admission to trading on the NYSE American of the SRXH Common Shares to be issued from time to time upon exchange of the Exchangeable Shares;

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(ii) to ensure that ExchangeCo is, at the Closing and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by any SRXH Company), a “taxable Canadian corporation” and not a “mutual fund corporation,” each within the meaning of the Income Tax Act (Canada) (as of the Closing and any modifications to such definitions which are consistent with the principles thereof);

(iii) to include for registration in the Registration Statement (or alternatively, to file a registration statement on Form S-1 or other appropriate form as promptly as practicable after the Closing registering) the SRXH Common Shares to be issued upon exchange of the Exchangeable Shares from time to time after the Closing, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the Closing and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding;

(iv) to cause ExchangeCo and CallCo to enter into the Support Agreement and the Voting Trust Agreement effective as of the Closing; and

(v) take all actions required in order to create and issue the Special Voting Share as of the Closing.

7.18. Audited Financials. EMJC shall deliver to SRXH the EMJC Audited Financials, and DelawareCo shall deliver to SRXH the DelawareCo Audited Financials, in each case no later than ten (10) business days following the date hereof.

ARTICLE 8
CONDITIONS TO THE CLOSING

8.1 Conditions to Obligation of Each Party to Effect the Acquisition. The respective obligations of each Party to effect the Acquisition will be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect; and there will not be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

(b) Stockholder Consent. The SRXH Stockholder Approval Matters will have been duly approved by the execution of the Stockholder Consent and any requisite time required after delivery of the Information Statement to the SRXH Stockholders prior to the consummation of the Contemplated Transactions under the Exchange Act shall have elapsed.

(c) Effective Registration Statement and Information Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose that may have been initiated by the SEC shall remain unresolved, and, (i) the SEC shall have issued no order suspending the use of the Information Statement, and (ii) no proceeding in respect of the Information Statement that may have been initiated by the SEC shall remain unresolved.

(d) Listing; Symbol. The SRXH Common Shares to be issued in connection with the Acquisition and issuable upon the exchange of the Exchangeable Shares to be issued in connection with the Acquisition shall be approved for listing on the NYSE American, subject to consummation of the Acquisition and official notice of issuance.

(e) Regulatory Approvals. All domestic and foreign antitrust approvals, to the extent applicable, shall have been obtained.

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(f) Fairness Opinion. SRXH shall have received a written fairness opinion from a qualified financial advisor, addressed to SRXH’s board of directors, to the effect that the Acquisition is fair, from a financial point of view, to the SRXH Stockholders.

(g) SRXH Convertible Securities. Each holder of (i) SRXH’s Series A Convertible Preferred Stock and (ii) SRXH Warrants, other than holders of SRXH Warrants who are currently officers or directors of SRXH, shall have converted or exercised all such securities, as applicable, into or for SRXH Common Shares.

8.2 Additional Conditions to Obligations of the Transferors. The obligation of the Acquired Securities Issuers and Transferors to effect the Acquisition is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of SRXH contained in Sections 4.1(b) and 4.1(c) (Organization and Qualification; Charter Documents), Section 4.2 (Capital Structure) and Sections 4.3(a), 4.3(b), 4.3(c)(i) and 4.3(c)(ii) (Authority; Non-Contravention; Approvals) (other than, with respect to the representations and warranties contained in Section 4.2, inaccuracies that are de minimis, individually or in the aggregate) shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), and (ii) the other representations and warranties of SRXH contained in this Agreement or in any certificate or other agreement delivered by SRXH pursuant hereto shall be true and correct at and as of the date hereof and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except, in the case of clause (ii), where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to “materially,” “SRXH Material Adverse Effect” and words of similar import set forth therein) has not had, individually or in the aggregate, a SRXH Material Adverse Effect.

(b) Agreements and Covenants. SRXH will have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) SRXH Material Adverse Effect. Since the date hereof no SRXH Material Adverse Effect shall have occurred and be continuing.

(d) Other Deliveries. the Transferors will have received certificates of good standing (or equivalent documentation) of SRXH in its jurisdiction of organization and each foreign jurisdiction in which it is qualified, a certified copy of SRXH’s Articles of Incorporation, a certificate as to the incumbency of directors and officers and the adoption of resolutions of the board of directors of SRXH approving this Agreement and the consummation of the Acquisition, and a certificate executed by a duly authorized officer of SRXH confirming that the conditions set forth in Sections 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(f), and 8.2(g), have been duly satisfied.

(e) SRXH Officers and Board of Directors. the Transferors will have received a duly executed copy of a resignation letter from each of the resigning members of the board of directors of SRXH and the resigning officers of SRXH listed on Schedule VI, pursuant to which each such person will resign as a member of the board of directors of SRXH and as an officer of SRXH, as applicable, effective as of the Closing, and SRXH’s board of directors will have adopted a resolution removing each officer of SRXH listed on Schedule VI from their respective positions as officers of SRXH effective as of the Closing. SRXH shall have caused the board of directors of SRXH to be constituted as set forth in Section 7.8 effective as of the Closing.

(f) Suspension in Trading or Listing. No delisting or suspension in trading of SRXH Common Stock on the NYSE American shall have occurred and be continuing, and no notice shall have been received from NYSE American regarding non-compliance with listing requirements and it is reasonable to expect that compliance will not be regained.

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(g) Employment Agreement. SRXH shall, effective as of the Closing, enter into an employment agreement with Eric M. Jackson on terms reasonably acceptable to EMJC and consistent with the term sheet attached hereto as Exhibit B.

(h) Exchangeable Share Support Agreement. SRXH shall, effective as of the Closing, enter into,

and cause ExchangeCo and CallCo to enter into, the Support Agreement and the Voting Trust Agreement.

(i) Pre-Funded Warrants. Each Transferor receiving Pre-Funded Warrants pursuant to Section 1.4(c) shall have received such Pre-Funded Warrants duly executed by SRXH.

8.3 Additional Conditions to Obligations of SRXH. The obligation of SRXH to effect the Acquisition is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of EMJC contained in Sections 2.1(b) and 2.1(c) (Organization and Qualification; Charter Documents), Section 2.2 (Capital Structure), and Sections 2.3(a), 2.3(b)(i), and 2.3(b)(ii) (Authority; Non-Contravention; Approvals), the representations and warranties of DelawareCo contained in Sections 3.1(b) and 3.1(c) (Organization and Qualification; Charter Documents), Section 3.2 (Capital Structure) and Sections 3.3(a), 3.3(b)(i), and 3.3(b)(ii) (Authority; Non-Contravention; Approvals) and the representations and warranties of Transferors contained in Sections 5.1 (Ownership of Acquired Assets), and 5.2 (Authority; Non-Contravention) shall have been true and correct in all respects at and as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), and (ii) the other representations and warranties of the Acquired Securities Issuers and Transferors contained in this Agreement or in any certificate or other agreement delivered by an Acquired Securities Issuer or Transferor, as applicable, pursuant hereto shall have been true and correct in all respects at and as of the date hereof and shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except, in the case of clause (ii), where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to “materially,” “EMJC Material Adverse Effect,” “DelawareCo Material Adverse Effect” and words of similar import set forth therein) has not had, individually or in the aggregate, an EMJC Material Adverse Effect or a DelawareCo Material Adverse Effect, as applicable.

(b) Agreements and Covenants. The Acquired Securities Issuers and Transferors will have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

(c) Material Adverse Effect. Since the date hereof no EMJC Material Adverse Effect nor DelawareCo Material Adverse Effect shall have occurred and be continuing.

(d) Other Deliveries.

(i) SRXH will have received: certificates of good standing (or equivalent documentation) of each of the Acquired Securities Issuers and Transferors, as applicable, in its jurisdiction of organization and each foreign jurisdiction in which it is qualified, a certified copy of the organizational documents of each of such Acquired Securities Issuers and Transferors; a certified copy of the register directors, certified copies of the resolutions of the boards of directors (or equivalent) of each of such Acquired Securities Issuers approving the Acquisition, and a certificate executed by duly authorized directors of each of the Acquired Securities Issuers and Transferors confirming that the conditions set forth in Sections 8.3(a) and 8.3(b) have been duly satisfied.

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(ii) SRXH will have received the IP Assignment Agreement, duly executed by each Asset Transferor.

(iii) The Securities Transferors shall have delivered to the SRXH duly executed transfers in favor of SRXH of all of the Acquired Securities and the duly executed powers of attorney or other authorities under which any of the transfers have been executed;

(iv) The Securities Transferors shall have delivered to the SRXH the share certificates representing the Acquired Securities (or the indemnity for lost certificates pursuant to Section 1.7(b)); and

(v) The Securities Transferors shall have delivered to the Exchange Agent or SRXH such waivers or consents as may be necessary to enable SRXH or its nominee(s) to become the registered holder of all of the Acquired Securities and such share certificates (or indemnities for lost share certificates) and stock transfer forms as may be required to give a good title to the Acquired Securities and to enable SRXH or its nominee(s), subject to stamping, to become the registered holders of them.

(vi) A properly completed and duly executed Internal Revenue Service Form W-9 of each of the Transferors that is a “U.S. person” within the meaning of Section 7701(a)(30) of the Code establishing that each such Transferor is not subject to U.S. federal backup withholding Tax.

ARTICLE 9
TERMINATION

9.1 Termination. This Agreement may be terminated and the Acquisition may be abandoned, at any time prior to the Closing, notwithstanding approval thereof by the SRXH Stockholders:

(a) by mutual written consent of SRXH and each of the Transferor Parties;

(b) by the Transferor Parties or SRXH, after the End Date, if the Acquisition has not been consummated (provided that the right to terminate this Agreement under this Section 9.1(b) will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Acquisition to occur on or before such date; and provided, further, that, in the event that the SEC has not declared effective under the Securities Act the Registration Statement by the date which is sixty (60) days prior to the End Date, each of SRXH and the Acquired Securities Issuers shall be entitled to extend the period for termination of this Agreement pursuant to this Section 9.1(b) for an additional sixty (60) days);

(c) by the Transferor Parties or SRXH if a Governmental Body has issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition;

(d) by the Transferor Parties upon breach of any of the representations, warranties, covenants or agreements on the part of SRXH set forth in this Agreement, or if any representation or warranty of SRXH will have become inaccurate, in either case such that the conditions set forth in Section 9.2(a) or Section 9.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided if such breach or inaccuracy is curable by SRXH, then this Agreement will not terminate pursuant to this Section 9.1(d) as a result of such particular breach or inaccuracy unless the breach or inaccuracy remains uncured as of the thirtieth (30th) day following the date of written notice given by the Transferors to SRXH of such breach or inaccuracy and its intention to terminate this Agreement pursuant to this Section 9.1(d);

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(e) by SRXH upon breach of any of the representations, warranties, covenants or agreements on the part of any Transferor Party set forth in this Agreement, or if any representation or warranty of any Transferor Party will have become inaccurate, in either case such that the conditions set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become inaccurate; provided if such breach or inaccuracy is curable by the breaching Transferors, then this Agreement will not terminate pursuant to this Section 9.1(e) as a result of such particular breach or inaccuracy unless the breach or inaccuracy remains uncured as of the thirtieth (30th) day following the date of written notice given by SRXH to the applicable Transferors and DelawareCo of such breach or inaccuracy and its intention to terminate this Agreement pursuant to this Section 9.1(e);

(f) by SRXH, if there will have occurred any EMJC Material Adverse Effect or DelawareCo Material Adverse Effect since the date hereof; provided, however, such termination shall only be effective if such EMJC Material Adverse Effect or DelawareCo Material Adverse Effect, if curable, is not cured within thirty (30) days following the date of written notice given by SRXH to the Acquired Securities Issuer of such EMJC Material Adverse Effect or DelawareCo Material Adverse Effect, as applicable and its intention to terminate this Agreement pursuant to this Section 9.1(f); or

(g) by the Transferor Parties, if there will have occurred any SRXH Material Adverse Effect since the date hereof; provided, however, such termination shall only be effective if such SRXH Material Adverse Effect, if curable, is not cured within thirty (30) days following the date of written notice given by such Transferors to SRXH of the occurrence of such SRXH Material Adverse Effect and its intention to terminate this Agreement pursuant to this Section 9.1(g).

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement will forthwith become void and there will be no Liability on the part of any Party or any of its Affiliates, directors, officers or stockholders except (i) as set forth in Section 9.3 and (ii) for any Liability for any knowing breach of any representation, warranty, covenant or obligation contained in this Agreement. No termination of this Agreement will affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations will, in addition to this Article 9 and in addition to Article 10, survive termination of this Agreement in accordance with its terms.

9.3 Expenses; Termination Fees.

(a) All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions will be paid by the Party incurring such expenses, whether or not the Acquisition is consummated. Notwithstanding the foregoing, (A) SRXH on the one hand and the Transferor Parties on the other shall share equally all fees and expenses, other than attorneys’ and accountants’ fees and expenses, incurred (i) in relation to the filings by the Parties under any filing requirement under any foreign antitrust Legal Requirement applicable to this Agreement and the Contemplated Transactions. It is understood and agreed that all fees and expenses incurred or to be incurred by SRXH in connection with the Contemplated Transactions and preparing, negotiating and entering into this Agreement and the performance of its obligations under this Agreement shall be paid by SRXH in cash at or prior to the Closing.

(b) If this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(g), SRXH will pay to the Transferors, in proportion to each Transferor’s Allocation Percentage (by wire transfer of immediately available funds), within two Business Days after such termination, a termination fee (the “SRXH Termination Fee”) in an amount in cash equal to all fees and expenses (up to $300,000.00) incurred by the Transferors in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions.

(c) If this Agreement is terminated pursuant to Section 9.1(e) or Section 9.1(f), the Transferors will pay to SRXH, in proportion to each Transferor’s Allocation Percentage (by wire transfer of immediately available funds), within two Business Days after such termination, a termination fee (the “Transferor Party Termination Fee”) in an amount in cash equal to all fees and expenses (up to $300,000.00) incurred by SRXH in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions.

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(d) In the event that the Transferors shall be entitled to receive the SRXH Termination Fee or SRXH shall be entitled to receive the Transferor Party Termination Fee, such fee is not a penalty but shall be liquidated damages in a reasonable amount for any and all losses or damages suffered or incurred by the Transferor Parties, on the one hand, and SRXH, on the other hand, or in connection with the matter forming the basis for such termination. Notwithstanding any other provision of this Agreement to the contrary, other than as provided in this Section 9.3(d), the Parties agree that the payments contemplated by this Section 9.3 represent the sole and exclusive remedies of the Transferor Parties, on the one hand, and SRXH, on the other hand, in respect of a termination pursuant to Section 9.1 under circumstances requiring the payment of the SRXH Termination Fee or the Transferor Party Termination Fee, as applicable.

(e) If SRXH or EMJC or the Transferors fails to pay when due any amount payable under this Section 9.3, then (i) SRXH or the Transferors will, as applicable, reimburse the Transferors, on the one hand, and SRXH, on the other hand, for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Parties of their rights under this Section 9.3, and (ii) SRXH or the Transferors, as applicable, will pay to the Transferors, on the one hand, or SRXH, on the other hand, interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Parties entitled thereto in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(f) All fees and expenses payable by the Transferors to SRXH under this Section 9.3 shall be borne by the Transferors severally and not jointly in accordance with their respective Allocation Percentages. Notwithstanding the foregoing, the Transferors agree, solely amongst themselves, that all fees and expenses payable under Section 9.3(c) shall be borne by the Transferor responsible for causing the applicable termination of this Agreement.

ARTICLE 10
GENERAL PROVISIONS

10.1 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

(a) If to the Transferor Parties:

To the addresses set forth next to such Transferor’s name in Schedule I.

(b) If to SRXH:

SRx Health Solutions, Inc.

801 US Highway 1

North Palm Beach, Florida 33408

Attn: Kent Cunningham, Chief Executive Officer

Email: kent.cunningham@srxhealth.com

With a copy (which shall not constitute notice) to:

Meister Seelig & Fein PLLC

125 Park Ave, 7th Floor

New York, New York 10017

Attn: Louis Lombardo

Email: LL@msf-law.com

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(c) If to DelawareCo:

CCC Crypto Corp.

80 Compass Lane

Fort Lauderdale, FL 33308

Attn: Kevin Taylor

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Bank Tower

66 Wellington Street West, Suite 3400

Toronto, ON M5K 1E6

Attn: Richard Raymer

Email: raymer.richard@dorsey.com

(d) If to EMJC

18 King Street East, Suite 1400

Toronto, Ontario, M5C 1C4

Attn: Eric M. Jackson, Director

Email: [●]

With a copy (which shall not constitute notice) to:

Dickinson Wright LLP

199 Bay Street, Suite 2200, Commerce Court West

Toronto Ontario, M5L 1G4

Attn: Matt McLeod

Email: mmcleod@dickinsonwright.com

10.2 Amendment. This Agreement may be amended by mutual written agreement of the Parties; provided that no representation, warranty or covenant in this Agreement with respect to a Transferor may be amended in a manner adverse to a Transferor unless such amendment applies to all Transferors in the same fashion; provided further that any amendment or waiver of the provisions of Section 7.4 after the Closing which adversely affects the D&O Indemnified Parties must be approved in writing by the D&O Indemnified Parties; and provided further that, after approval of the Acquisition by the Stockholder Consent no amendment may be made which by Legal Requirements requires further approval by such stockholders without such further approval.

10.3 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the extent possible.

10.5 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

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10.6 Successors and Assigns. This Agreement will be binding upon: (a) SRXH and its successors and assigns (if any); (b) EMJC and its successors and assigns (if any); (c) DelawareCo and its successors and assigns (if any); and (d) each Transferor and their respective heirs, successors and assigns (if any). This Agreement will inure to the benefit of: (i) SRXH; (ii) EMJC; (iii) DelawareCo; (iv) Transferors; and (v) the respective heirs, successors and assigns (if any) of the foregoing. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. Any purported assignment in violation of this Section 10.6 shall be null and void ab initio.

10.7 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.4 (which is intended to be for the benefit of D&O Indemnified Parties and may be enforced by D&O Indemnified Parties). Notwithstanding the foregoing, for the avoidance of doubt, SRXH shall have the right to enforce this Agreement directly against any Transferor in the event of a breach by such Transferor of this Agreement.

10.8 Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. At any time prior to the Closing, any Party may, with respect to any other Party, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the Party or Parties to be bound.

10.9 Remedies Cumulative; Specific Performance. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each Party agrees that, in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement: (a) such first Party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such first Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

10.10 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The Parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in the state and federal courts sitting in Delaware and any state appellate court therefrom located in Delaware. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Legal Proceeding arising out of or relating to this Agreement or the Contemplated Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the Contemplated Transactions may not be enforced in or by such courts. Each Party hereto agrees that notice or the service of process in any Legal Proceeding arising out of or relating to this Agreement or the Contemplated Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 5.1 or in any other manner permitted by applicable Legal Requirement.

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(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

10.11 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

10.12 Attorney Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties hereunder, the prevailing party in such action or suit will be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit upon the judgment in such action or suit becoming final and nonappealable.

10.13 Cooperation. Each Party agrees to cooperate fully with the other Parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Parties hereto to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement and the Contemplated Transactions.

10.14 Limited Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Closing.

10.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e) The term “knowledge of SRXH,” and all variations thereof, will mean the actual knowledge of the SRXH Persons, or any of them, after reasonable inquiry. The term “knowledge of EMJC,” and all variations thereof, will mean the actual knowledge of the EMJC Persons, or any of them, after reasonable inquiry. The term “knowledge of DelawareCo,” and all variations thereof, will mean the actual knowledge of the DelawareCo Persons, or any of them, after reasonable inquiry.

(f) For purposes of this Agreement, information “provided to,” “made available to”, “supplied to” or “to be supplied to” hereunder shall be deemed to include any information made available by one Party to another, as applicable, in the virtual dataroom(s) of such Party, as applicable, prior to the date of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Share Exchange and Asset Transfer Agreement to be executed as of the date first written above.

SRXH
SRX HEALTH SOLUTIONS, INC.

By:	Michael Young
Its:	Authorized Signatory

CALLCO
2771298 Alberta ULC

By:	Michael Young
Its:	Authorized Signatory

EXCHANGECO
1001440571 Ontario Inc.

By:	Michael Young
Its:	Authorized Signatory

[Signatures Continue on Following Page]

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IN WITNESS WHEREOF, the undersigned have caused this Share Exchange and Asset Transfer Agreement to be executed as of the date first written above.

ACQUIRED SECURITIES ISSUERS

EMJ CRYPTO TECHNOLOGIES INC.

By:
Name:	Eric M. Jackson
Its:	Authorized Officer

CCC CRYPTO CORP.

By:
Name:
Its:

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IN WITNESS WHEREOF, the undersigned have caused this Share Exchange and Asset Transfer Agreement to be executed as of the date first written above.

TRANSFERORS
5040584 ONTARIO INC.

By:
Its:

RDS Private Capital LP

By:
Its:

By:	Kevin Taylor

By:	Eric M. Jackson

LES FILLES LLC

By:	Michael Parker
Its:	Manager

By:	Eric M. Jackson

By:	Kevin Taylor

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SCHEDULE I

SCHEDULE OF TRANSFERORS

Transferor	Address for Notice	Acquired Securities	Acquired Assets	Allocation Percentage
Kevin Taylor	[●]	350 shares of the common stock, par value $0.001 per share, of DelawareCo	n/a	12.49%
RDS Private Capital LP	[●]	700 shares of the common stock, par value $0.001 per share, of DelawareCo	n/a	25.01%
Eric M. Jackson	[●]	100% of the issued and outstanding capital of EMJC	n/a	30.00%
5040584 Ontario Inc.	[●]	n/a	12.5% interest in the IP Assets	12.50%
Les Filles LLC	[●]	n/a	20.0% interest in the IP Assets	20.00%

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“20 Day VWAP” means the volume weighted average price of the shares of Common Shares traded on the NYSE American, or any other national securities exchange on which the shares of Common Stock are then traded, for the twenty (20) trading days ending on the first trading day immediately preceding the date of the Closing.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which SRXH (or its Subsidiaries) is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of SRXH (or its Subsidiaries), or (iii) in which SRXH (or its Subsidiaries) issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of any such Entity (other than as contemplated under this Agreement);

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of SRXH (or its Subsidiaries); or

(c) any liquidation or dissolution of any of SRXH (or its Subsidiaries).

“Acquired IP Assets” means that portion of the IP Asset reflected on Schedule I which is being sold by the Asset Transferors to SRXH hereunder.

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“Acquired Securities” means the equity securities of EMJ and DelawareCo reflected on Schedule I which are being sold by the Securities Transferors to SRXH hereunder, in the amounts set forth on Schedule I hereto.

“Affiliates” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such first Person.

“Aggregate Consideration” means the number of SRXH Common Shares, Exchangeable Shares and/or Prefunded Warrants that the Transferors will receive at the Closing in exchange for Acquired Assets, determined as follows:

A =

A = the number of SRXH Common Shares, Exchangeable Shares and/or Pre-Funded Warrants to be received in exchange for Acquired Assets, rounded to three decimal places;

B = US$55.00 million; and

C = the lesser of (i) $0.55 and (ii) the 20-Day VWAP.

“Allocation Percentage” means the percentage of the Aggregate Consideration allocable to each Transferor as set forth on Schedule I hereto.

“Asset Acquisition Proposal” means, subject to the proviso below, any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any transaction or series of transactions involving any sale, lease, exchange, transfer, acquisition or disposition of the IP Asset, or any portion thereof, by any Asset Seller to a third party.

“Asset Transferors” means collectively 5040584 Ontario Inc., an Ontario corporation, and Les Filles LLC, a Delaware limited liability company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by applicable Legal Requirements to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by applicable Legal Requirements to close due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Body so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in such location generally are open for use by customers on such day.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Consent” means any approval, consent, ratification, permission, waiver or authorization.

“Contemplated Transactions” means the Acquisition and the other transactions and actions contemplated by this Agreement.

“Contract” means any written or oral agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature.

“Copyrights” means all copyrights and copyrightable works (whether or not registered, and including without limitation databases and other compilations of information) that may exist or be created under the laws of any jurisdiction, including all rights in works of authorship, use, publication, reproduction, distribution, public performance, public display, in the creation of derivative works, sound recordings, transformation, moral rights and rights of ownership of copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations.

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“DelawareCo Acquisition Proposal” means, subject to the proviso below, any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which DelawareCo (or any of its Subsidiaries) is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of DelawareCo (or any of its Subsidiaries), or (iii) in which DelawareCo (or any of its Subsidiaries) issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of any such Entity (other than as contemplated under this Agreement); or

(b) any sale, lease, exchange, transfer, acquisition or disposition of any business or businesses or assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of DelawareCo (or any of its Subsidiaries).

“DelawareCo Disclosure Schedule” means the disclosure schedule that has been delivered by DelawareCo to SRXH on the date hereof.

“DelawareCo IP Rights” means all IP Rights in which DelawareCo has any right, title or interest or which are used or held for use by DelawareCo. (including, without limitation, all of DelawareCo’s right, title and interest to the Acquired IP Asset).

“DelawareCo Material Adverse Effect” means any Effect that, considered together with all other Effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of DelawareCo; provided, however, that, in no event will any of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has occurred, an DelawareCo Material Adverse Effect: Effects resulting from (i) conditions generally affecting the industries in which DelawareCo participates or the United States, Canada or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on DelawareCo, relative to other companies in the industry in which DelawareCo operates; (ii) any failure by DelawareCo to meet any estimates or expectations of its development programs, internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date hereof; (iii) any failure by DelawareCo to meet DelawareCo’s estimates or expectations of DelawareCo ’s development programs, any internal projections or forecasts for any period ending on or after the date hereof; (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Contemplated Transactions; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any viruses, pandemics, epidemic or other outbreak of illness or public health event, or any spread or worsening thereof, or any other Effect that may be considered a force majeure event; (vi) any changes (after the date hereof) in IFRS or GAAP or applicable Legal Requirements (or, in each case, the interpretation thereof) to the extent that such conditions do not have a disproportionate impact on DelawareCo relative to other companies in the industry in which DelawareCo operates; (vii) the taking of any action, or the failure to take any action, by DelawareCo, that is required or reasonably necessary to comply with the terms of this Agreement; or (viii) regulatory approval of, or regulatory action or announcement with respect to, any product, or product candidates, of a third party that are similar to, or expected to compete against, any of DelawareCo’s product candidates; or (b) the ability of DelawareCo to consummate the Contemplated Transactions or to perform any of their respective covenants or obligations under this Agreement.

“DelawareCo Owned IP Rights” shall mean all DelawareCo IP Rights owned by DelawareCo that were developed by DelawareCo or were developed by a third party and subsequently assigned to DelawareCo.

“DelawareCo Personnel” means all the employees, directors and other officers of DelawareCo, and any other individuals engaged to perform services personally to DelawareCo.

“DelawareCo Persons” means Ron Schmeichel and Kevin Taylor.

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“DelawareCo Transferors” means collectively, Kevin Taylor and RDS Private Capital LP, and each a “DelawareCo Transferor.”

“DelawareCo Share Capital” means the authorized share capital of DelawareCo.

“Effect” means any event, development, circumstance, change, effect or occurrence.

“ELOC Purchase Agreement” means the common share purchase agreement by and between SRXH and Keystone Capital Partners, LLC, dated July 7, 2025, as amended October 28, 2025

“EMJC Acquisition Proposal” means, subject to the proviso below, any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which EMJC (or any of its Subsidiaries) is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of EMJC (or any of its Subsidiaries), or (iii) in which EMJC (or any of its Subsidiaries) issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of any such Entity (other than as contemplated under this Agreement); or

(b) any sale, lease, exchange, transfer, acquisition or disposition of any business or businesses or assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of EMJC (or any of its Subsidiaries).

“EMJC Disclosure Schedule” means the disclosure schedule that has been delivered by EMJC to SRXH on the date hereof.

“EMJC IP Rights” means all IP Rights in which EMJC has any right, title or interest or which are used or held for use by EMJC(including, without limitation, all of EMJC’s right, title and interest to the Acquired IP Asset).

“EMJC Material Adverse Effect” means any Effect that, considered together with all other Effects, has a material adverse effect on: (a) the business, financial condition, operations or results of operations of EMJC; provided, however, that, in no event will any of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has occurred, an EMJC Material Adverse Effect: Effects resulting from (i) conditions generally affecting the industries in which EMJC participates or the United States, Canada or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on EMJC, relative to other companies in the industry in which EMJC operates; (ii) any failure by EMJC to meet any estimates or expectations of its development programs, internal projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date hereof; (iii) any failure by EMJC to meet EMJC’s estimates or expectations of EMJC ’s development programs, any internal projections or forecasts for any period ending on or after the date hereof; (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Contemplated Transactions; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any viruses, pandemics, epidemic or other outbreak of illness or public health event, or any spread or worsening thereof, or any other Effect that may be considered a force majeure event; (vi) any changes (after the date hereof) in IFRS or GAAP or applicable Legal Requirements (or, in each case, the interpretation thereof) to the extent that such conditions do not have a disproportionate impact on EMJC relative to other companies in the industry in which EMJC operates; (vii) the taking of any action, or the failure to take any action, by EMJC, that is required or reasonably necessary to comply with the terms of this Agreement; (viii) any action (or the effect of any action) taken (or omitted to be taken) upon the written request or written instruction of SRXH; or (ix) regulatory approval of, or regulatory action or announcement with respect to, any product, or product candidates, of a third party that are similar to, or expected to compete against, any of EMJC’s product candidates; or (b) the ability of EMJC to consummate the Contemplated Transactions or to perform any of their respective covenants or obligations under this Agreement.

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“EMJC Persons” means Eric M. Jackson.

“EMJC Share Capital” means the authorized share capital of EMJC.

“EMJC Transferor” means Eric M. Jackson.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” means June 30, 2026.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Exchangeable Shares” means the exchangeable shares in the capital of ExchangeCo as set forth in the articles of incorporation of ExchangeCo, which shall be exchangeable for SRXH Common Shares on a one-for-one basis and which shall have rights, privileges, restrictions and conditions as agreed to by the Parties, acting reasonably.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental executive, division, regulatory agency, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“Insolvency Proceedings” means insolvency related proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding up or striking off or any event similar to any such events in any jurisdiction in which a Transferor is resident or incorporated.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IP Asset” means all IP Rights in connection with certain technology developed by or on behalf of Seller that uses artificial intelligence to predict outcomes from data sets (including the algorithm known as “Scenario 148,” which is designed to outperform Bitcoin and Ethereum based on trading volatility), including all know-how, trade secrets, coding (source code and object code), designs, data, algorithms, formulae, specifications, processes, procedures, methods, techniques, ideas, software, tools, inventions, apparatus, creations, works of authorship (whether or not copyrighted) and other similar materials, and all reports, analyses, results and records relating to any of the foregoing, in each case in any form or embodied in any media, and whether or not registrable.

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“IP Rights” means any and all of the following in any country or region, whether registered or unregistered: (a) Copyrights, Patent Rights, Trademark Rights (including domain name registrations), Trade Secrets, Software, and other intellectual property rights; and (b) the right (whether at law, in equity, by Contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing, and rights of priority and protection of interests therein under the Legal Requirements of any jurisdiction worldwide.

“Legal Proceeding” means any action, suit, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, insolvency, bankruptcy, liquidation, administration, receivership, involuntary arrangement, compromise or schedule with creditors, moratorium, stay or limitation of creditors rights, interim or provisions supervision by a court or court appointee, winding up or striking off, or similar event, investigative or appellate proceeding), hearing, inquiry, audit, examination, conciliation, expert determination or investigation or other process commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under authority of NYSE American or any other applicable securities exchange).

“NYSE American” means The NYSE American stock exchange.

“Off-the-Shelf Software” means “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $50,000 per year.

“Order” means any order, writ, injunction, judgment or decree.

“Organizational Documents” means, collectively and as applicable, the certificate of incorporation, articles of incorporation, memorandum of association, articles of association, bylaws and other charter documents of a company.

“Outstanding Exchangeable Shares” means those shares of the capital stock of SRx Health Solutions (Canada), Inc., which are exchangeable for SRXH Common Shares on a one-for-one basis which are outstanding as of the date hereof.

“Patent Rights” means all issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement will include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

“Person” means any person, Entity, Governmental Body, or group (as used in Section 13(d)(3) of the Exchange Act).

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A Party’s “Representatives” include each Person that is or becomes (a) a Subsidiary or other Affiliate of such Party or (b) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of such Party or of any such Party’s Subsidiaries or other Affiliates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, together with all rules, regulations, standards, interpretations, and guidance issued by the Securities and Exchange Commission or the Public Company Accounting Oversight Board thereunder, in each case as in effect from time to time.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means each report, registration statement, information statement, proxy statement and other statements, reports, schedules, forms and other documents filed by SRXH with the SEC since January 1, 2023, including all amendments thereto.

“Transferor Parties” means collectively, the Acquired Securities Issuers and Transferors, and each a “Transferor Party.”

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Transferors” means collectively, the DelawareCo Transferors and the EMJC Transferor, and each a “Securities Transferor”.

“Software” means computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof.

“Special Voting Share” means the class of Special Voting Shares of SRXH as set forth in the Certificate of Designations of SRXH to be filed on before the Closing Date.

“SRXH Common Shares” means shares of the SRXH Common Stock.

“SRXH Common Stock” means the Common Stock of SRXH, par value $0.001.

“SRXH Companies” means SRXH and its Subsidiaries.

“SRXH Disclosure Schedule” means the disclosure schedule that has been delivered by SRXH to the Transferors as of the date hereof.

“SRXH Incentive Plan” means SRXH’s Amended and Restated 2019 Incentive Award Plan.

“SRXH IP Rights” means all IP Rights in which SRXH has any right, title or interest or which are used or held for use by SRXH.

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“SRXH Material Adverse Effect” means any Effect that, considered together with all other Effects, has, or is reasonably expected to have, a material adverse effect on: (a) the business, financial condition, operations or results of operations of SRXH taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a SRXH Material Adverse Effect: Effects resulting from (i) conditions generally affecting the industries in which SRXH participates or the United States, Canada or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on SRXH, taken as a whole, relative to other companies in the industry in which SRXH operates; (ii) changes in the trading price or trading volume of SRXH Common Stock; (iii) any failure by SRXH to meet any SRXH estimates or expectations of SRXH’s business operations, any internal or analyst projections or forecasts or third party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date hereof; (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Contemplated Transactions; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any viruses, pandemics, epidemic or other outbreak of illness or public health event, or any spread or worsening thereof, or any other Effect that may be considered a force majeure event; (vi) any changes (after the date hereof) in GAAP or applicable Legal Requirements (or, in each case, the interpretation thereof) to the extent that such conditions do not have a disproportionate impact on SRXH, taken as a whole, relative to other companies in the industry in which SRXH operates; (vii) general conditions in financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure event), to the extent that such conditions and changes do not have a disproportionate impact on SRXH, taken as a whole, relative to other companies in the industry in which SRXH operates or to which other companies undertaking transactions similar to the Contemplated Transactions may be subject; (viii) the taking of any action, or the failure to take any action, by SRXH, that is required or reasonably necessary to comply with the terms of this Agreement; or (ix) any stockholder or derivative litigation arising from or relating to this Agreement or Contemplated Transactions; or (b) the ability of SRXH to consummate the Contemplated Transactions or to perform any of its covenants or obligations under this Agreement.

“SRXH Owned IP Rights” shall mean all IP Rights owned by SRXH that were developed by SRXH or were developed by a third party and subsequently assigned to SRXH.

“SRXH Persons” means Carolina Martinez, Kent Cunnigham and Michael Young.

“SRXH Reverse Stock Split” means a reverse stock split of all outstanding SRXH Common Shares at a reverse stock split ratio to be determined by the Board of Directors of SRXH.

“SRXH Stockholder Approval” means the affirmative vote or consent of the holder(s) of outstanding shares of SRXH Capital Stock in excess of the SRXH Stockholder Approval Threshold necessary to approve the SRXH Stockholder Approval Matters.

“SRXH Stockholder Approval Matters” means the approval of the issuance of the Acquisition Consideration (the “SRXH Stock Issuance”) and change the name of SRXH to EMJX, Inc., and any amendments to, or adoption of, any option to give effect to the Contemplated Transactions.

“SRXH Stockholder Approval Threshold” means with respect to the SRXH Stockholder Approval Matters, the affirmative vote of the outstanding shares of SRXH Capital Stock held by the SRXH Stockholders present or represented by proxy with the voting rights necessary to approve the SRXH Stockholder Approval Matter.

“SRXH Stockholders” means the holders of the issued and outstanding shares of SRXH Capital Stock.

“SRXH Warrants” means the outstanding warrants to purchase SRXH Common Shares.

“Subsidiary” means, with respect to any Person, any Entity of which (a) more than fifty percent (50%) of the outstanding voting securities or other voting interests are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to elect a majority of the board of directors or other governing body. For purposes of this Agreement, a Subsidiary shall be deemed to include any entity that would be consolidated with such Person in accordance with generally accepted accounting principles then in effect.

“Support Agreement” means the exchangeable share support agreement between SRXH, ExchangeCo, CallCo, and the holders of the Exchangable Shares setting out the terms and conditions relating to the exchange of the Exchangeable Shares for SRXH Common Shares, as it may be amended from time to time.

“Tax” and “Taxes” means any federal, state, local, or non-U.S. taxes imposed by a Governmental Body, including taxes on or with respect to income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

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“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing, declaration or similar return filed, supplied or required to be filed with any Governmental Body with respect to Taxes, including any election, notification, appendix schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” means trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, algorithms, and other confidential and proprietary information and all rights therein.

“Trademark Rights” means all trademark rights that may exist or be created under the laws of any jurisdiction in the world including all material common law trademarks, registered trademarks, applications for registration of trademarks, material common law service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and Internet domain name registrations; and including all filings with the applicable Governmental Body indicating an intent to use any of the foregoing if not registered or subject to a pending application, and to the extent applicable all renewals and extensions thereof.

“Transaction Costs” means the aggregate amount of costs and expenses of the SRXH Companies, collectively, incurred (or expected to be incurred based on receipt of a good faith written estimate) in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions, including any brokerage fees and commissions, finders’ fees or financial advisory fees, any fees and expenses of counsel or accountants payable by any SRXH Company, Taxes, and any transaction bonuses or similar items, in each case to the extent unpaid.

“Voting Trust Agreement” means the voting trust agreement between SRXH, ExchangeCo, and the other parties thereto setting out the terms and conditions relating to the Special Voting Shares held by the trustee named therein for the benefit of the holders of the Exchangeable Shares, as it may be amended from time to time.

Additionally, the following terms have the meanings assigned to such terms in the Sections of this Agreement set forth below opposite such term:

Acquired Assets	Preamble
Acquired IP Consideration	1.3(b)
Acquired Securities Consideration	1.3(a)
Acquired Securities Issuer	Preamble
Acquisition	1.1
Acquisition Consideration	1.3(b)
Action	6.1(m)
Agreement	Preamble
Beneficial Ownership Limitation	1.4(c)
CallCo	Preamble
Closing	1.2
Closing Date	1.2
Confidentiality Agreement	7.2
Crypto Asset Activities	2.8(f)
Crypto Assets	2.8(d)
D&O Indemnified Parties	7.4(a)
D&O Tail	7.4(b)
DelawareCo	Preamble
DelawareCo Audited Financials	3.4(a)
DelawareCo Financials	3.4(b)
DelawareCo IP	3.7(d)
DelawareCo IP Licenses	3.7(a)

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DelawareCo Issued Share Capital	3.2(a)
DelawareCo Outbound License	3.7(c)
DelawareCo Unaudited Financials	2.4(b)
EMJC	Preamble
EMJC Audited Financials	2.4(a)
EMJC Financials	2.4(b)
EMJC IP	2.7(d)
EMJC IP Licenses	2.7(a)
EMJC Issued Share Capital	2.2(a)
EMJC Outbound License	2.7(c)
EMJC Unaudited Financials	2.4(b)
Exchange Act	2.17
Exchange Agent	1.5(a)
ExchangeCo	Preamble
Form S-4	7.1(a)
GAAP	2.4(a)
IFRS	2.4(a)
Information Statement	6.1
Insurance Policies	2.15(a)
IP Assignment and Assumption Agreement	1.5(b)
knowledge of SRXH	10.15(e)
knowledge of EMJC	10.15(e)
Liability	2.4(d)
Parties	Preamble
Party	Preamble
Pre-Closing Period	6.1
Pre-Closing Tax Period	7.12(b)
Pre-Funded Warrants	1.4(c)
Registration Statement	7.1(a)
SRXH	Preamble
SRXH Balance Sheet	4.4(c)
SRXH Capital Stock	4.2(a)
SRXH Contract	4.13
SRXH Financials	4.4(c)
SRXH Preferred Stock	4.2(a)
SRXH Termination Fee	9.3(b)
Stockholder Consent	Recitals
Tax Contest	7.12(c)
Transferor Party Termination Fee	8.3(c)
Transferors	Preamble

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EXHIBIT B

EMPLOYMENT TERMS

1. Cash Compensation

●	$360,000 annual cash salary

2. Benefits

●	Healthcare benefits (medical/dental/vision)
●	Life/disability insurance and D&O insurance
●	Reimbursement for business travel other customary expenses
●	Technology and home office support

3. Equity Incentives

●	Milestone-based and not time-based vesting
●	Upon $1 billion market cap: up to 12% of the company’s issued and outstanding equity
●	Upon $2 billion market cap: up to 20% of the company’s issued and outstanding equity
●	Thereafter, for each additional $1 billion in market cap, equity shall increase in 0.5% increments, up to a maximum of 45%

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